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                                                                    EXHIBIT 10.1



            AMENDED AND RESTATED MORTGAGE LOAN WAREHOUSING AGREEMENT

                 THIS AMENDED AND RESTATED MORTGAGE LOAN WAREHOUSING AGREEMENT (the "Agreement") made and dated as of the 15th day of January, 1997, by and among AAMES CAPITAL CORPORATION, a California corporation (the "Company"); AAMES FINANCIAL CORPORATION, a Delaware corporation and the sole shareholder of the Company (the "Parent"); the lenders from time to time party hereto, together with their respective successors and assigns (each a "Lender and, collectively, the "Lenders"); and NATIONSBANK OF TEXAS, N.A., a national banking association ("NationsBank"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                                    RECITALS

         A. Pursuant to that certain Mortgage Loan Warehousing Agreement dated as of December 27, 1995 by and among the Company, the Administrative Agent, and the Lenders party thereto (as amended to date, the "Existing Credit Agreement"), such Lenders extended credit to the Company on the terms and subject to the conditions set forth therein.

         B. The Company, the Administrative Agent and the Lenders party to the Existing Credit Agreement desire to amend the Existing Credit Agreement and the documents, instruments and agreements relating thereto in certain respects and, for convenience of reference, to restate the Existing Credit Agreement in its entirety herein.

         NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   AGREEMENT

                 1.       Tranche A Credit Facility (Standard Warehouse Loans).

                          1(a)    Tranche A Lending Limit.  On the terms and
subject to the conditions set forth herein, the Lenders severally agree that they shall from time to time to and including the Maturity Date (as such term and capitalized terms not otherwise defined herein are defined in Paragraph 17 below) make loans (the "Tranche A Committed Loans" or a "Tranche A Committed Loan"), pro rata in accordance with their respective Percentage Shares, to the Company in amounts not to exceed, in the aggregate at any one time outstanding, the lesser of:

                                  (1) The Aggregate Committed Credit Limit minus the sum of:

                                        (i)     The aggregate dollar amount of
                 Tranche B Loans and Tranche C Loans outstanding (including all Tranche B Loans and Tranche C Loans to be funded on the proposed date of funding of the requested Tranche A





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                 Committed Loans but excluding Tranche C Loans which will be repaid with proceeds of the requested Tranche A Committed
                 Loans);

                                        (ii)    The aggregate dollar amount of
                 Tranche A Bid Loans outstanding (excluding Tranche A Bid Loans which will be repaid with the proceeds of the requested Tranche A Committed Loans); and

                                        (iii)   The L/C Available Amount and
                 any unrepaid L/C Drawings as of such date; and

                                  (2)      The Collateral Value of the
         Warehouse Borrowing Base plus any Supplemental Cash Collateral held by the Administrative Agent, minus the sum of:

                                        (i)     The aggregate dollar amount of
                 all Tranche C Loans outstanding (excluding Tranche C Loans which will be repaid with proceeds of the requested Tranche A Committed Loans);

                                        (ii)    The aggregate dollar amount of
                 all Bid Loans outstanding (excluding Bid Loans which will be repaid with the proceeds of the requested Tranche A Committed Loans); and

                                        (iii)   The L/C Available Amount and
                 any unrepaid L/C Drawings as of such date.

                          1(b)    Calculation and Payment of Interest.  Tranche
A Committed Loans shall bear interest from the date disbursed to but not including the date of payment calculated on the principal amount of Tranche A Committed Loans outstanding from time to time hereunder at a per annum rate equal to, at the option of and as selected by the Company from time to time (subject to the provisions of Paragraphs (6(c), 6(d) and 6(e) below), the Applicable Eurodollar Rate for the applicable Interest Period or the daily average Applicable Effective Fed Funds Rate during the applicable interest computation period, said interest to be payable as provided more particularly in Paragraph 6(b) below.

                          1(c)    Payment of Principal.  Subject to the
prepayment requirements of Paragraph 7(f) below and the conversion and continuation provisions of Paragraph 6(c) below, the Company shall pay the principal amount of each Tranche A Committed Loan being maintained as a Eurodollar Loan on the last day of the applicable Interest Period and shall pay the principal amount of each Tranche A Committed Loan being maintained as an Effective Fed Funds Rate Loan on the Maturity Date.

                 2.       Letter of Credit Facility.

                          2(a)    Letter of Credit.  On the terms and subject
to the conditions set forth in the Existing Credit Agreement, NationsBank has issued its letter of credit (as amended, extended and replaced from time to time, including, without limitation, pursuant to this





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Agreement, the "Letter of Credit") for the account of the Company in favor of
Pacific Thrift and Loan Company, a California corporation, in the amount of $2,500,000.00. Effective as of the Effective Date and subject to the conditions set forth herein, NationsBank shall amend the Letter of Credit to extend the stated expiration date to a date no later than the regularly scheduled Maturity Date hereunder; provided, however, that the L/C Available Amount of the Letter of Credit as so amended and extended shall not exceed the least of:

                                  (1)      $2,500,000.00;

                                  (2)      The Aggregate Committed Credit Limit
         minus the aggregate dollar amount of Tranche A Loans, Tranche B Loans and Tranche C Loans outstanding and unrepaid L/C Drawings (including all Loans outstanding plus all Loans to be funded on the Effective Date but excluding all such Loans which will be repaid by Loans requested to be funded on the Effective Date); and

                                  (3)      The Collateral Value of the
         Warehouse Borrowing Base plus any Supplemental Cash Collateral held by the Administrative Agent, minus the sum of:

                                        (i)     The aggregate dollar amount of
                 all Tranche A Committed Loans and Tranche C Loans outstanding (including all Loans outstanding plus all Loans to be funded on the Effective Date but excluding all such Loans which will be repaid by Loans requested to be funded on the Effective
                 Date); and

                                        (ii)    The aggregate dollar amount of
                 all Bid Loans outstanding or to be funded on the Effective Date (excluding all Bid Loans which will be repaid by Loans requested to be funded on the Effective Date).

As a condition to the amendment and extension of the Letter of Credit, the Company shall execute and deliver to NationsBank not less than four (4) Business Days prior to the Effective Date a duly executed Letter of Credit Application, accompanied by all other documents, instruments and agreements as NationsBank may require (such Letter of Credit Application and other documents, instruments and agreements, together with all documents, instruments and agreements delivered to NationsBank at the time of the original issuance of the Letter of Credit under the Existing Credit Agreement, being referred to herein as the "L/C Documents"). Following the Effective Date, the Letter of Credit may not be extended to a date beyond the then current regularly scheduled Maturity Date hereunder without the prior written consent of one hundred percent (100%) of the Lenders.

                          2(b)    Purchase of Participation Interests.  Upon
the Effective Date the Lenders shall be automatically deemed to have purchased an undivided participation interest in the Letter of Credit and in all rights and obligations relating thereto pro rata in accordance with their respective Percentage Shares.








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                          2(c)    Repayment of L/C Drawings.  Any drawing under
the Letter of Credit (a "L/C Drawing") shall be payable in full by the Company:
(1) prior to the occurrence of an Event of Default and acceleration of the Obligations, on the date NationsBank notifies the Administrative Agent and the Company (which notice may be telephonic) of such L/C Drawing if such notice is given prior to 11:30 a.m. (Los Angeles time), or on the next succeeding
Business Day if given after 11:30 a.m. (Los Angeles time), or (2) following the occurrence of an Event of Default and acceleration of the Obligations, without demand upon or notice to the Company, on the date of such L/C Drawing. Any L/C Drawing not paid on the date when due shall accrue interest as provided in Paragraph 6(k) below, from and including such date to but not including the date paid in full. The Lenders hereby absolutely and unconditionally (including, without limitation, following the occurrence of an Event of Default) agree to purchase and sell among themselves the dollar amount of any L/C Drawing which is not paid on the date when due by the Company, so that each unrepaid L/C Drawing shall be held and participated in by the Lenders pro rata in accordance with their respective Percentage Shares.

                          2(d)    Absolute Obligation to Repay.  The Company's
obligation to repay L/C Drawings shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had, against NationsBank, the Administrative Agent, any Lender or any other Person, including, without limitation, any set-off, counterclaim or defense based upon or arising out of:

                                  (1)      Any lack of validity or
         enforceability of this Agreement or any of the other Loan Documents;

                                  (2)      Any amendment or waiver of or any
         consent to departure from the terms of the Letter of Credit;

                                  (3)      The existence of any claim, setoff,
         defense or other right which the Company or any other Person may have at any time against any beneficiary or any transferee of the Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting);

                                  (4)      Any allegation that any demand,
         statement or any other document presented under the Letter of Credit is forged, fraudulent, invalid or insufficient in any respect, or that any statement therein is untrue or inaccurate in any respect whatsoever or that variations in punctuation, capitalization, spelling or format were contained in the drafts or any statements presented in connection with any L/C Drawing;

                                  (5)      Any payment by NationsBank under the
         Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of the Letter of Credit, or any payment made by NationsBank under the Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of the Letter of Credit, including any arising in connection with any insolvency proceeding;





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                                  (6)      Any exchange, release or
         non-perfection of any Collateral; or

                                  (7)      Any other circumstance or happening
         whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company.



Nothing contained herein shall constitute a waiver of any rights of the Company against NationsBank arising out of the gross negligence or willful misconduct of NationsBank in connection with the Letter of Credit.

                          2(e)    Uniform Customs and Practice.  The Uniform
Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of the Letter of Credit shall (unless otherwise expressly provided in the Letter of Credit) apply to the Letter of Credit.

                          2(f)    Relationship to Letter of Credit Application.
In the event of any inconsistency between the terms and provisions of this Agreement and the terms and provisions of the L/C Documents, the terms and provisions of this Agreement shall supersede and govern.

                 3.       Tranche B Credit Facility (Working Capital Loans).

                          3(a)    Tranche B Lending Limit.  On the terms and
subject to the conditions set forth herein, the Lenders severally agree that they shall from time to time to and including the Maturity Date make loans (the "Tranche B Loans" or a "Tranche B Loan"), pro rata in accordance with their respective Percentage Shares, to the Company in amounts not to exceed, in the aggregate at any one time outstanding, the least of:

                                  (1)      The Tranche B Credit Limit; and

                                  (2)      The Collateral Value of the Working
         Capital Borrowing Base; and

                                  (3)      The Aggregate Committed Credit
         minus the sum of:

                                        (i)     The aggregate dollar amount of
                 Tranche A Committed Loans and Tranche C Loans outstanding (including all Tranche A Committed Loans and Tranche C Loans to be funded on the proposed date of funding of the requested Tranche B Loan but excluding Tranche C Loans which will be repaid with proceeds of a requested Tranche A Committed Loan on such date);

                                        (ii)    The aggregate dollar amount of
                 Tranche A Bid Loans outstanding (excluding Tranche A Bid Loans which will be repaid with the proceeds of a requested Tranche A Committed Loan on such date); and





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                                        (iii)   The L/C Available Amount and
         any unrepaid L/C Drawings as of such date.

                          3(b)    Calculation and Payment of Interest.  Tranche
B Loans shall bear interest from the date disbursed to but not including the date of payment calculated at a per annum rate equal to, at the option of and as selected by the Company from time to time (subject to the provisions of Paragraphs 6(c), 6(d) and 6(e) below), the Applicable Eurodollar Rate for the applicable Interest Period or the daily average Applicable Effective Fed Funds Rate during the applicable interest computation period, said interest to be payable as provided more particularly in Paragraph 6(b) below.

                          3(c)    Payment of Principal.  Subject to the
prepayment requirements of Paragraph 7(f) below and the conversion and continuation provisions of Paragraph 6(c) below, the Company shall pay the principal amount of each Tranche B Loan being maintained as a Eurodollar Loan on the last day of the applicable Interest Period and shall pay the principal amount of each Tranche B Loan being maintained as an Effective Fed Funds Rate Loan on the Maturity Date.

                 4.       Tranche C Credit Facility (Swing Loans).

                          4(a)    Tranche C Lending Limit.  On the terms and
subject to the conditions set forth herein, NationsBank agrees that it shall from time to time to but not including the Maturity Date make loans (the "Tranche C Loans" or a "Tranche C Loan") to the Company in amounts not to exceed, in the aggregate at any one time outstanding, the least of:

                                  (1)      The Tranche C Credit Limit; and

                                  (2) The Aggregate Committed Credit Limit minus the sum of:

                                        (i)     The aggregate dollar amount of
                 Tranche A Committed Loans and Tranche B Loans outstanding (including all Tranche A Committed Loans and Tranche B Loans to be funded on the proposed date of funding of the requested Tranche C Loan);

                                        (ii)    The aggregate dollar amount of
                 Tranche A Bid Loans outstanding; and

                                        (iii)   The L/C Available Amount and
                 any unrepaid L/C Drawings as of such date; and

                                  (3)      The Collateral Value of the
         Warehouse Borrowing Base plus any Supplemental Cash Collateral held by the Administrative Agent, minus the sum of:





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                                        (i)     The aggregate dollar amount of
                 all Tranche A Committed Loans outstanding (including all Tranche A Committed Loans to be funded on the proposed date of funding of the requested Tranche C Loan);

                                        (ii)    The aggregate dollar amount of
                 all Bid Loans outstanding; and

                                        (iii)   The L/C Available Amount and
                 any unrepaid L/C Drawings as of such date.

                          4(b)    Funding of Tranche C Loans.  Upon receipt by
NationsBank, acting in its capacity as Administrative Agent hereunder, of a Loan And/Or Interest Rate Election Request for a Tranche C Loan, NationsBank, acting in its capacity as the Tranche C Lender hereunder, shall advance the amount of the Tranche C Loan or Loans requested for the purpose of funding the Company's operations on a daily basis without requiring daily fundings from the applicable Lenders.

                          4(c)    Refunding of Tranche C Loans by Lenders.
Tranche C Loans shall be refunded by the Lenders to NationsBank upon demand of NationsBank through the Administrative Agent, which demand will be made no more frequently than once each Business Day and no less frequently than weekly (and, in any event, on each Wednesday or, if any Wednesday is not a Business Day, the immediately preceding Business Day); provided, however, that NationsBank shall not be required to request refundings of Tranche C Loans hereunder in aggregate amounts of less than $5,000,000.00. All Tranche C Loans shall be automatically designated as Tranche A Committed Loans on and as of such refunding date. Such refundings shall be made by the Lenders (including NationsBank) in accordance with their respective Percentage Shares and shall, thereafter, be reflected as Tranche A Committed Loans of the Lenders on the books and records of the Administrative Agent. Subject to Paragraph 4(f) below, the Administrative Agent shall, upon the occurrence of an Event of Default and acceleration of the Obligations, request a refunding hereunder of all Tranche C Loans outstanding as of such date.

                          4(d)    Calculation and Payment of Interest.  Tranche
C Loans shall bear interest from the date disbursed to but not including the refunding date or the date of payment calculated on the principal amount of Tranche C Loans outstanding from time to time hereunder during the applicable interest calculation period at the daily average Applicable Effective Fed Funds Rate, said interest to be payable as provided more particularly in Paragraph 6(b) below.

                          4(e)    Payment of Principal.  Subject to the
prepayment requirements of Paragraph 7(f) and earlier refunding pursuant to Paragraph 4(c) above, the Company shall pay the principal amount of each Tranche C Loan on the Maturity Date.

                          4(f)    Absolute Obligation to Refund.  It is
expressly acknowledged and agreed by the Lenders and the Company that the obligation of the Lenders to refund Tranche C Loans shall be absolute and unconditional and shall be effected by the Lenders upon telephonic request of the Administrative Agent regardless of whether at the proposed refunding date there





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shall exist an Event of Default or Potential Default hereunder; provided, however, that the obligation of the Lenders to refund Tranche C Loans made by NationsBank on any date on which NationsBank personnel responsible for administering the credit facility hereunder had actual knowledge of the existence of an Event of Default, shall be limited to those Tranche C Loans made on such date with the consent (which may be telephonic) of one hundred percent (100%) of the Lenders. In the event for any reason the Lenders shall be prohibited from refunding their respective ratable portion of Tranche C Loans as Tranche A Committed Loans as provided herein, then instead of refunding Tranche C Loans as Tranche A Committed Loans, upon request of NationsBank and subject to the proviso of the immediately preceding sentence, each Lender (other than NationsBank) shall purchase and take from NationsBank an individual participation interest in all Tranche C Loans outstanding hereunder in the amount of such Lender's Percentage Share thereof.

             5.  Bid Loans.

                          5(a)    Bid Loan Credit Limit.  The Company may from
time to time, on the terms and subject to the conditions set forth herein, request the Lenders to quote fixed rates at which they would, individually, be prepared to fund advances to the Company hereunder in a stated dollar amount and for a stated Bid Loan Interest Period ("Bid Loans"); provided, however, that in no event shall:

                                  (1)      The aggregate dollar amount of Bid
         Loans outstanding at any date exceed the least of:



                                        (i)     The Bid Loan Credit Limit;

                                        (ii)    The Maximum Aggregate Credit
                 Limit minus the sum of the aggregate dollar amount of Tranche A Committed Loans, Tranche B Loans and Tranche C Loans outstanding, the L/C Available Amount and any unrepaid L/C Drawings; and

                                        (iii)   The Collateral Value of the
                 Warehouse Borrowing Base plus any Supplemental Cash Collateral held by the Administrative Agent, minus the sum of the aggregate dollar amount of all Tranche A Committed Loans and Tranche C Loans outstanding, the L/C Available Amount and any unrepaid L/C Drawings;

                                  (2)      The aggregate dollar amount of
         Tranche A Bid Loans outstanding at any date exceed twenty percent (20%) of the Aggregate Committed Credit Limit; or

                                  (3)      The Company request a Bid Loan other
         than a Tranche A Bid Loan at any date upon which (and after the funding and application of the proceeds of any and all Loans to be funded on such date) the aggregate dollar amount of Tranche A








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         Committed Loans, Tranche B Loans and Tranche C Loans would be less than $150,000,000.00.

                          5(b)    Procedures for Request for Bid Loans.  In the
event the Company desires to request the advance of Bid Loans, it shall deliver to the Administrative Agent (which delivery may be by facsimile transmission) a duly executed Bid Loan Request on the third Business Day prior to the proposed funding date, which Bid Loan Request shall specify:

                                  (1)      Whether or not the requested Bid
                                           Loans are Tranche A Bid Loans;

                                  (2)      The proposed funding date;

                                  (3)      The aggregate principal amount of
         all Bid Loans requested to be funded on such date, which amount shall be not less than $5,000,000.00 or increments of $1,000,000.00 in excess thereof; and



                                  (4)      The Bid Loan Interest Period(s) for
         such Bid Loans.

The Administrative Agent shall promptly notify each Lender of the contents of each Bid Loan Request received by it hereunder. In no event shall the Company deliver a Bid Loan Request to the Administrative Agent within five Business Days after delivering any other Bid Loan Request.

                          5(c)    Offer Procedures.  Upon receipt from the
Administrative Agent of the contents of a Bid Loan Request, any Lender may, in its sole discretion, elect to offer, on the terms and subject to the conditions set forth in this Agreement, to make one or more of the requested Bid Loans at such fixed rates of interest as may be quoted by such Lender in it sole discretion. Any such offer shall be made by delivery to the Administrative Agent no later than 9:00 a.m. (Los Angeles time) on the proposed funding date of a duly executed Bid Loan Offer. Each Bid Loan Offer shall specify:

                                  (1)      The maximum dollar amount of Bid
         Loans which such Lender is prepared to fund for the requested Bid Loan Interest Periods, with the amount of each Bid Loan to be $5,000,000.00 or increments of $1,000,000.00 in excess thereof (except in the case following the submission of Bid Loan Offers a lesser amount shall be allocated pro rata among Lenders as provided in Paragraph 5(d) below); and

                                  (2)      The rate or rates of interest at
         which such Lender is prepared to make the offered Bid Loans.



The Administrative Agent shall notify the Company no later than 10:00 a.m. (Los Angeles time) on the proposed funding date of the contents of each Bid Loan Offer received by it.



                          5(d)    Response Procedures.  No later than 10:30
a.m. (Los Angeles time) on the proposed funding date the Company shall, in its sole discretion, either:





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                                  (1)      Cancel the subject Bid Loan Request
         by giving the Administrative Agent telephonic notice to such effect, which notice the Administrative Agent will promptly provide to the Lenders; or

                                  (2)      Accept one or more of the Bid Loan
         Offers by delivery to the Administrative Agent by facsimile transmission of a duly executed Bid Loan Confirmation setting forth the amount of the Bid Loans to be made by the Lenders (such amount not to exceed for any Lender the amount set forth in the Bid Loan Offer submitted by such Lender or, in the aggregate, the aggregate dollar amount of the related Bid Loan Request).

In electing to accept certain Bid Loan Offers, the Company must do so solely on the basis of the pricing offered for the relevant Bid Loan Interest Period and no other criteria. If two or more Lenders submit Bid Loan Offers for identical pricing, the Company shall accept offers from all of such Lenders in amounts allocated among them pro rata in accordance with the dollar amounts offered by such Lenders (or as nearly pro rata as shall be practicable after giving effect to the requirements of Paragraph 5(c)(1) above). In no event may the Company accept a Bid Loan Offer if after the funding of the Bid Loans thereunder more than fifteen (15) Bid Loans having different Bid Loan Interest Periods or interest rates would be outstanding. If the Company elects to accept any Bid Loan Offer, the Administrative Agent shall notify each Lender thereof no later than 11:00 a.m. (Los Angeles time) on the proposed funding date. Each Lender which is to make a Bid Loan shall, on or before 12:00 noon (Los Angeles time) on the proposed funding date make available to the Administrative Agent the amount thereof as provided in Paragraph 7(b)(2) below. In the event the Company rejects some or all Bid Loan Offers solicited in connection with a Bid Loan Request but nevertheless desires to request an equivalent (or lesser) dollar amount of Tranche A Committed Loans to be funded by the Lenders on the date of such rejection, the Company shall so notify the Administrative Agent no later than 10:30 a.m. (Los Angeles time) on the proposed funding date. The Administrative Agent shall notify each Lender thereof no later than 11:00 a.m. (Los Angeles time) on the proposed funding date and, on the terms and subject to the conditions otherwise applicable to the funding of Tranche A Committed Loans hereunder, each of the Lenders shall fund its respective Percentage Share of the requested Tranche A Committed Loans no later than 12:00 noon (Los Angeles time) on such date. All Tranche A Committed Loans funded in lieu of Bid Loans as provided herein shall initially be funded as Effective Federal Funds Rate Loans.

                          5(e)    Calculation and Payment of Interest on Bid
Loans. Interest on Bid Loans shall be calculated at the rates established pursuant to the related Bid Loan Offer and shall be payable as provided in Paragraph 6(b) below.

                          5(f)    Principal Repayment.  Subject to the
prepayment requirements of Paragraph 7(f) below, each Bid Loan shall be payable in full on the last day of the applicable Bid Loan Interest Period therefor.









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                 6.       Interest Rate and Yield-Related Provisions.

                          6(a)    Initial Rate Applicable to Tranche A
Committed Loans and Tranche B Loans. All Tranche A Committed Loans and Tranche B Loans shall initially be funded as Effective Fed Funds Rate Loans and, thereafter, shall be maintained, at the election of the Company made from time to time as permitted herein, as Effective Fed Funds Rate Loans and/or Eurodollar Loans or any combination thereof.

                          6(b)    Payment of Interest and Fees.  The
Administrative Agent shall deliver to the Company an interest and fee billing for each month on or before the third Business Day of the next succeeding month, which billing shall set forth monthly interest accrued and payable on Loans and fees payable hereunder to be collected by the Administrative Agent. On or before the seventh Business Day following receipt of such billing statement, the Company shall pay to the Administrative Agent for remittance to the Lenders the full amount of the interest and fee billing set forth on such billing statement. In addition, the Company shall pay to the Administrative Agent for remittance to the Lenders interest accruing on Eurodollar Loans on the last day of the applicable Interest Period.

                          6(c)    Conversion and Continuation.

                                  (1)      The Company may elect from time to
         time to convert Tranche A Committed Loans and Tranche B Loans outstanding as Eurodollar Loans to Effective Fed Funds Rate Loans by giving the Administrative Agent same day notice of such election. Any conversion of Eurodollar Loans may only be made on the last day of the applicable Interest Period. The Company may elect from time to time to convert Tranche A Committed Loans and Tranche B Loans outstanding as Effective Fed Funds Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Eurodollar Business Days' prior irrevocable notice of such election. All such elections shall be evidenced by the delivery by the Company to the Administrative Agent within the required time frame of a duly executed Loan And/Or Interest Rate Election Request. Upon receipt of a Loan And/Or Interest Rate Election Request, the Administrative Agent shall promptly notify each of the Lenders of the Company's elections under such Loan And/Or Interest Rate Election Request. No Effective Fed Funds Rate Loan shall be converted into a Eurodollar Loan if an Event of Default or Potential Default has occurred and is continuing on the date of the conversion requested by the Company. All or any part of outstanding Tranche A Committed Loans and Tranche B Loans may be converted as provided herein; provided, however, that partial conversions shall be in a principal amount of $5,000,000.00 or whole multiples of $1,000,000.00 in excess thereof, and in the case of conversions into Eurodollar Loans, after giving effect thereto the aggregate of the then number of Eurodollar Loans of each Lender having a different Interest Period does not exceed ten.

                                  (2)      Any Eurodollar Loan may be continued
         as such upon the expiration of the Interest Period with respect thereto by the Company giving the Administrative Agent at least three Eurodollar Business Days' prior irrevocable notice of such election as set forth on a duly executed Loan And/Or Interest Rate Election Request; provided, however, that no Eurodollar Loan may be continued as such when any Event of Default or Potential Default has occurred and is continuing, but shall be automatically converted to an Effective Fed Funds Rate Loan on the last day of the then current Interest Period applicable thereto, and the Administrative Agent shall notify the Lenders and the Company promptly that such automatic conversion will occur. Upon receipt of a Loan And/Or Interest Rate Election Request, the Administrative Agent shall promptly notify each of the Lenders of the Company's elections under such Loan And/Or Interest Rate Election Request. If the Company shall fail to give notice as provided above, the Company shall be deemed to have elected to convert the affected Eurodollar Loan to an Effective Fed Funds Rate Loan on the last day of the relevant Interest Period.

                          6(d)    Inability to Determine Rate.  In the event
that the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the London interbank eurodollar market adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period, the Administrative Agent shall forthwith give facsimile notice of such determination, confirmed in writing, to each Lender and to the Company. If such notice is given: (1) any Tranche A Committed Loan or Tranche B Loan that was to have been converted to a Eurodollar Loan shall be continued as an Effective Fed Funds Rate Loan, and (2) any outstanding Eurodollar Loan shall be converted, on the last day of the then current Interest Period with respect thereto, to an Effective Fed Funds Rate Loan. Until such notice has been withdrawn by the Administrative Agent, the Company shall not have the right to convert a Tranche A Committed Loan or Tranche B Loan to a Eurodollar Loan or to continue a Eurodollar Loan.

                          6(e)    Illegality.  Notwithstanding any other
provisions herein, if any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this
Agreement: (1) the commitment of such Lender hereunder to make or to continue Eurodollar Loans or to convert Effective Fed Funds Rate Loans to Eurodollar Loans shall forthwith be canceled, and (2) such Lender's Tranche A Committed Loans and Tranche B Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Effective Fed Funds Rate Loans at the end of their respective Interest Periods or within such earlier period as is required by law. In the event of a conversion of any Tranche A Committed Loan or Tranche B Loan prior to the end of its applicable Interest Period as provided herein, the Company hereby agrees promptly to pay any Lender affected thereby, upon demand, the amounts required pursuant to Paragraph 6(h) below, it being agreed and understood that such conversion shall constitute a prepayment for all purposes hereof. The provisions hereof shall survive the termination of this Agreement and payment of the outstanding Loans and all other Obligations.

                          6(f)    Requirements of Law; Increased Costs.  In the
event that any applicable law, order, regulation, treaty or directive issued by any central bank or other Governmental Authority, or in the governmental or judicial interpretation or application thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) issued subsequent to the date hereof by any central bank or other Governmental
Authority:

                                  (1)      Does or shall subject any Lender to
         any tax of any kind whatsoever with respect to this Agreement or any Loans made hereunder, or change the basis of taxation of payments to such Lender of principal, fee, interest or any other amount payable hereunder (except for a change in the rate of tax on the overall net income of such Lender);

                                  (2)      Does or shall impose, modify or hold
         applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the Effective Fed Funds Rate or the Eurodollar Rate; or

                                  (3)      Does or shall impose on such Lender
         any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining any Loan or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of such Lender or any Person controlling such Lender, then, in any such case, the Company shall promptly pay to the Administrative Agent for remittance to such Lender, upon its written demand made through the Administrative Agent, any additional amounts necessary to compensate such Lender for such additional cost or reduced amounts receivable or rate of return as reasonably determined by such Lender with respect to this Agreement or Loans made hereunder. If a Lender becomes entitled to claim any additional amounts pursuant to this Paragraph 6(f), it shall promptly notify the Company through the Administrative Agent of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by a Lender, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error. The provisions hereof shall survive the termination of this Agreement and payment of the outstanding Loans and all other Obligations.

                          6(g)    Funding.  Each Lender shall be entitled to
fund all or any portion of Loans held by it in any manner it may determine in its sole discretion, including, without limitation, in the Grand Cayman inter-bank market, the London inter-bank market and within the United States, but all calculations and transactions hereunder in respect of Eurodollar Loans shall be conducted as though all Lenders actually fund all Eurodollar Loans through the purchase in London of offshore dollar deposits in the amount of the relevant Eurodollar Loan in maturities corresponding to the applicable Interest Period.

                          6(h)    Prepayment Premium.  In addition to all other
payment obligations hereunder, in the event: (1) any Eurodollar Loan or Bid Loan is prepaid prior to the last day of the applicable Interest Period or Bid Loan Interest Period, as applicable, whether following a voluntary prepayment, mandatory prepayment, application of proceeds from the sale of Collateral or otherwise, or (2) the Company shall fail to continue or to make a conversion to a Eurodollar Loan after the Company has given notice thereof as provided in Paragraph 6(c) above, then the Company shall immediately pay to the Lenders holding the Loans prepaid or not continued or converted, through the Administrative Agent, an additional premium sum compensating each Lender for losses, costs and expenses incurred by such Lender in connection with such prepayment. The Company acknowledges that such losses, costs and expenses are difficult to quantify and that, in the case of the prepayment of or failure to continue or convert to a Eurodollar Loan, the following formula represents a fair and reasonable estimate of such losses, costs and expenses:


Amount                        [Applicable                   Eurodollar Rate    ]     Days Remaining
Being                         [Eurodollar Rate              for such Incre-    ]          in Interest
Prepaid or                    [for Increment                ment for Days      ]   x        Period
                                                                                     ----------------------
Being            x            [Being Prepaid        -       Remaining in       ]            360
Not Converted                 [or Not                       Interest           ]
or Continued                  [Converted                    Period             ]
                              [or Continued                 (as quoted on the first
                                                            Eurodollar Business
                                                            Day following Lenders'
                                                            receipt of notice thereof)


For purposes of calculating the current Eurodollar Rate for the days remaining in the Interest Period for both the increment being prepaid or not converted or continued, said current Eurodollar Rate shall be an interest rate interpolated between Eurodollar Rates quoted for standard calendar periods for subsequent months' maturities in accordance with normal conventions. The prepayment premium payable by the Company with respect to any Bid Loan shall be an amount equal to the losses associated therewith, as internally allocated by the Lender holding such Bid Loan consistent with its policies and practices in effect from time to time as such are applied to its borrowers generally.

                          6(i)    Buy-Down Provisions.  Notwithstanding
anything contained in this Agreement, the Company and any individual Lender (as used in this Paragraph 6(i), a "Buy-Down Lender") may notify the Administrative Agent in writing that the Company and such Buy-Down Lender have entered into a Buy-Down Agreement with respect to all or a portion of the Loans from time to time outstanding held by such Buy-Down Lender, and that, pursuant to said Buy-Down Agreement, the interest otherwise payable by the Company to such Buy-Down Lender during any interest calculation period shall be reduced based on the amount of Available Deposits maintained by the Company with such Buy-Down Lender. Prior to the occurrence of an Event of Default and acceleration of the Obligations, each Buy-Down Lender shall bill the Company directly for all interest accrued and payable to such Buy-Down Lender on account of Loans from time to time outstanding held by such Buy-Down Lender. The Administrative Agent, in rendering any monthly interest billing pursuant to Paragraph 6(b) above shall have no obligation to bill any interest payable to a Buy-Down Lender or to verify the amount of any Available Deposits supporting the pricing of Loans held by any Buy-Down Lender or the monthly interest amount payable to any Buy-Down Lender, including without limitation, any deficiency fees or other amounts payable to such Lender by the Company under the applicable Buy-Down Agreement. The Company shall pay all interest, and any deficiency fees or other amounts payable under its Buy-Down Agreement with each Buy-Down Lender, directly to such Buy-Down Lender within ten (10) calendar days of receipt of a billing statement from such Buy-Down Lender. Any Buy-Down Lender may elect not to make demand for the payment of deficiency fees accruing in respect of Available Deposits from time to time and it is expressly agreed and understood that: (1) any such deficiency fee shall not, by reason of such failure of such Buy-Down Lender or otherwise, be deemed to have been waived by such Buy-Down Lender (except as such waiver is expressly acknowledged in writing by such Buy-Down Lender from time to time), and (2) all deficiency fees accrued and unpaid hereunder and not so expressly waived, whether or not previously declared due and owing by any such Buy-Down Lender, shall automatically be due and payable in full upon the Maturity Date.

                          6(j)    Fees.  The Company shall pay the following
fees:

                                  (1)      To the Administrative Agent for the
         account of each Lender, a monthly non-usage fee, in arrears, equal (as calculated for each Lender individually) to the product of: (i) one-twelfth (1/12) of the Facility Fee Percentage multiplied by (ii) the excess, if any, of a. such Lender's daily average Percentage Share of the daily average Aggregate Committed Credit Limit during the month for which such fee is calculated, over b. such Lender's daily average Percentage Share of Loans (other than Bid Loans) outstanding and of the L/C Available Amount during such monthly period, such monthly amount to be billed and to be payable in accordance with the provisions of Paragraph 6(b) above.

                                  (2)      To NationsBanc Capital Markets, Inc.
         and NationsBank, respectively, the "Structure and Arrangement Fee" and the "Administrative Agency Fee," referred to in that certain Fee Letter dated November 6, 1996 among the Company and said parties, such fees to be payable on the Effective Date and such other fees as may from time to time be agreed by the Company and either of such Persons in writing.

                                  (3)      To the Custodian, fees in such
         amounts and payable at such times as the Company and the Custodian may from time to time agree in writing.

                                  (4)      To the Administrative Agent for the
         account of each Lender, a monthly non-refundable letter of credit facility fee, in advance (with the initial such fee to be payable on the Effective Date and to be pro rated if the Effective Date is not the first Business Day of a month), equal to the product of: (i) one-twelfth (1/12) of the L/C Facility Fee Percentage multiplied by
         (ii) such Lender's Percentage Share of the L/C Available Amount on the date of calculation of the monthly letter of credit facility fee, such monthly amount to be billed and payable in accordance with the provisions of Paragraph 6(b) above.

                                  (5)      To NationsBank, in advance, an
         annual, non-refundable letter of credit issuance or extension fee in such amount as may be agreed to from time to time by the Company in writing, with the initial such fee to be payable on the Effective Date (for the period from such date to the then currently scheduled Maturity Date) and such annual fee to be payable on each anniversary of such currently scheduled Maturity Date thereafter.

                          6(k)    Post-Maturity Interest.  Any Obligations not
paid when due (whether at stated maturity, upon acceleration or otherwise) shall bear interest from the date due until paid in full at a per annum rate equal to three percent (3%) above the Effective Fed Funds Rate.

                          6(l)    Computations.  All computations of interest
and fees payable hereunder shall be based upon a year of 360 days for the actual number of days elapsed.

                 7.       Miscellaneous Lending Provisions.

                          7(a)    Use of Proceeds.  Other than the initial
Loans funded hereunder on the Effective Date which shall be utilized to pay in full all Loans and other Obligations outstanding under (and as the terms "Loans" and "Obligations" are defined in) the Existing Credit Agreement, (1) the proceeds of all Tranche A Committed Loans, Tranche C Loans and Bid Loans shall be utilized by the Company solely for the purpose of originating and/or acquiring and/or refinancing the origination or acquisition of Mortgage Loans and, in the case of Tranche A Committed Loans and Bid Loans, to repay Tranche C Loans and L/C Drawings, and (2) the proceeds of all Tranche B Loans shall be used for the purpose set forth in subparagraph (1) above and, in addition, for the purpose of funding or refinancing the funding of Servicing Receivables made by the Company in the ordinary course of the Company's business.

                          7(b)    Request For New Loans; Determination of
Availability; Making of New Loans.

                                  (1)      Subject with respect to Bid Loans to
         the provisions of Paragraph 5 above, on any Business Day that the Company desires to borrow hereunder, it shall deliver a Loan And/Or Interest Rate Election Request to the Administrative Agent no later than: (i) in the case of a Tranche A Committed Loan or a Tranche B Loan, 6:30 a.m. (Los Angeles time), and (ii) in the case of a Tranche C Loan, 11:30 a.m. (Los Angeles time) on such date. Except for a request for a Tranche C Loan made after 6:30 a.m. (Los Angeles time) on a given date, only one Loan And/Or Interest Rate Election Notice per tranche shall be submitted to the Administrative Agent on any date.

                                  (2)      Upon receipt of a Loan And/Or
         Interest Rate Election Request or, in the case of a Bid Loan, a Bid Loan Confirmation, the Administrative Agent shall make a Determination of Availability with respect to any requested Loans, which Determination of Availability shall, in the case of a request for Tranche A Committed Loans, Tranche C Loans and Bid Loans be based upon information provided to the Administrative Agent by the Custodian pursuant to Paragraph 6 of the Security Agreement. In the event the Administrative Agent shall have determined that the Collateral Value of the Warehouse Borrowing Base or the Collateral Value of the Working Capital Borrowing Base, as applicable, is sufficient to support the requested borrowings, the Administrative Agent shall so notify the Lenders (which notification may be telephonic) no later than 10:30 a.m. (Los Angeles time) on the date of the delivery of such Loan And/Or Interest Rate Election Request or, in the case of a Bid Loan, a Bid Loan Confirmation, and each Lender's respective Percentage Share or, in the case of Bid Loans, the amount of new Loans required to be funded thereunder. Thereafter, each Lender shall make its Percentage Share or, in the case of Bid Loans, the amount of the requested Loans available by wiring such amount in immediately available same day funds to the Administrative Agent no later than 11:30 a.m. (Los Angeles time) on the date of such request or, in the case of Bid Loans, 12:00 noon (Los Angeles time) on the proposed funding date.

                                  (3)      Unless the Administrative Agent
         shall have received notice from a Lender prior to a proposed funding deadline that such Lender will not make available to the Administrative Agent such Lender's portion of the proposed Loan or Loans, the Administrative Agent may assume that such Lender has made such portion available on the proposed funding date in accordance with this Paragraph 7(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent such Lender shall not have so made such portion available, such Lender and the Company jointly and severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Administrative Agent, in the case of the Company at the interest rate applicable at the time to the subject Loan or Loans, and in the case of such Lender at the Effective Fed Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's applicable Percentage Share of such Loan or Loans or Bid Loans for all purposes of this Agreement as of the date such amount is made available to the Company. The failure of any Lender to make the advances to be made by it as part of any borrowing shall not relieve any other Lender of its obligation hereunder to advance its applicable Percentage Share or, in the case of Bid Loans, the amount thereof, but no Lender shall be responsible for the failure of any other Lender to make any such advance.

                                  (4)      The Administrative Agent shall make
         the principal amount of requested Loans approved in accordance with this Paragraph 7(b) available to the Company by wiring such amount in immediately available same day funds to the Funding Account no later than 11:30 a.m. (Los Angeles time) in the case of a Tranche A Committed Loan or a Tranche B Loan on the date of such request or, in the case of a Bid Loan, no later than 12:00 noon (Los Angeles time) on the proposed funding date; provided, however, that in the event any proceeds of any Tranche A Committed Loan and/or Tranche C Loan and/or Bid Loan advanced on the same Business Day, in an aggregate amount greater than $2,500,000.00 and less than $10,000,000.00, are to be utilized by the Company to purchase Mortgage Loans from a Person which is not an Affiliate of the Company or the Parent (such Person, a "Non-Affiliate Seller"), the Company shall so notify the Administrative Agent in the Loan And/Or Interest Rate Election Notice and/or Bid Loan Confirmation therefor and shall provide to the

         Administrative Agent within one Business Day of the date such Loan is made, confirmation satisfactory to the Administrative Agent that the Company has wired the full purchase price for such Mortgage Loans to the Non-Affiliate Seller; and provided, further, that in the event any proceeds of any Tranche A Committed Loan and/or Tranche C Loan and/or Bid Loan advanced on the same Business Day, in an aggregate amount greater than $10,000,000.00, are to be utilized by the Company to purchase Mortgage Loans from a Non-Affiliate Seller, the Company shall so notify the Administrative Agent in the Loan And/Or Interest Rate Election Notice and/or Bid Loan Confirmation therefor and shall provide to the Administrative Agent: (i) evidence satisfactory to the Administrative Agent that upon the funding of the requested Loan the Company will own such Mortgage Loans free and clear of any Lien or residual interest of the seller thereof, which evidence shall include, if so requested by the Administrative Agent, written confirmation of such fact duly executed by such Non-Affiliate Seller, and (ii) wiring instruction of such Non-Affiliate Seller directing the account into which such Loan shall be funded directly by the Administrative Agent.

                                  (5)      Each request for a Tranche A
         Committed Loan or a Tranche B Loan shall be in the minimum amount of $1,000,000.00, and each request for a Tranche C Loan shall be in the minimum amount of $500,000.00.

                                  (6)      The Company may elect to convert or
         continue Effective Fed Funds Rate Loans and/or Eurodollar Loans outstanding on any date consistent with the timing requirements set forth in Paragraph 4(c) above.

                          7(c)    Notes.  The obligation of the Company to
repay the Loans (other than Bid Loans) shall be evidenced by notes payable to the order of each Lender, as applicable, in the forms of those attached hereto as Exhibit A-1 (the "Tranche A Committed Loans Notes"), Exhibit A-2 (the "Tranche B Notes") and Exhibit A-3 (the "Tranche C Note"). Bid Loans shall be evidenced by notes payable to the order of each Lender in the form of that attached hereto as Exhibit A-4 (the "Bid Loans Notes"). Upon any advance, conversion or prepayment of a Loan as provided herein, each Lender is hereby authorized to record the date and amount of each such advance and conversion made by such Lender, or the date and amount of each such payment or prepayment of principal of such Loan, the applicable Interest Period, if any, and interest rate with respect thereto, on the schedules annexed to and constituting a part of its respective Notes (or by any analogous method any Lender may elect consistent with its customary practices) and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded absent manifest error. The failure of any Lender to make any such notation shall not affect in any manner or to any extent the Company's Obligations.

                          7(d)    Borrowing Base Conformity.

                                  (1)      In support of its obligation to
         repay Tranche A Committed Loans, Tranche C Loans, Bid Loans and L/C Drawings, the Company shall cause the Collateral Value of the Warehouse Borrowing Base plus any Supplemental Cash Collateral held by the Administrative Agent to be not less than, at any date, the sum of:

                                        (i)     The aggregate principal amount
                 of Tranche A Committed Loans and Tranche C Loans outstanding on such date (including any such Loans to be funded on such date but excluding Tranche C Loans which will be repaid with proceeds of Tranche A Loans to be advanced on such date),

                                        (ii)    The aggregate amount of Bid
                 Loans outstanding on such date (excluding Bid Loans which will be repaid with the proceeds of Tranche A Committed Loans to be advanced on such date), and

                                        (iii)   The L/C Available Amount and
                 any unrepaid L/C Drawings as of such date.

                                  (2)      In support of its obligation to
         repay Tranche B Loans hereunder, the Company shall cause the Collateral Value of the Working Capital Borrowing Base to be not less than, at any date, the sum of the aggregate principal amount of Tranche B Loans outstanding on such date, including any such Loans to be funded on such date.

                                  (3)      The Company shall immediately
         prepay, upon telephonic demand by the Administrative Agent: (i) Tranche A Committed Loans, Tranche C Loans and/or Bid Loans to the Administrative Agent on behalf of the Lenders, as applicable, on any day in the amount of any shortfall in the Collateral Value of the Warehouse Borrowing Base plus Supplemental Cash Collateral held by the Administrative Agent as determined pursuant to subparagraph (1) above, said amounts to be allocated as provided in Paragraph 7(g) below, and
         (ii) Tranche B Loans to the Administrative Agent on behalf of the Lenders on any day in the amount of any shortfall in the Collateral Value of the Working Capital Borrowing Base as determined pursuant to subparagraph (2) above.

                                  (4)      If, but only if, at such time as the
         Company shall be required to prepay Loans under subparagraph (3)(i) of this Paragraph 7(d) there shall not have occurred and be continuing an Event of Default or Potential Default, in lieu of prepaying the Tranche A Committed Loans, Tranche C Loans or Bid Loans, the Company may deliver to the Custodian additional Eligible Mortgage Loans with a Collateral Value and/or to the Administrative Agent Supplemental Cash Collateral such that the Company shall be in compliance with the requirement of subparagraph (1) above.

                          7(e)    Nature and Place of Payments.  All payments
made on account of the Obligations shall be made without setoff or counterclaim in lawful money of the United States of America in immediately available same day funds, free and clear of and without deduction for any taxes, fees or other charges of any nature whatsoever imposed by any taxing authority and must be received by the Administrative Agent by 11:30 a.m. (Los Angeles time) on the day of payment, it being expressly agreed and understood that if a payment is received after 11:30 a.m. (Los Angeles time) by the Administrative Agent, such payment will be considered to have been made on the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension. Except as otherwise provided in Paragraph 6(i) above, all payments on account of the Obligations shall be made to the Administrative Agent through its office located at the address listed next to its name on the signature pages hereof. If any payment required to be made by the Company hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.
All amounts received by the Administrative Agent on account of the Obligations shall be disbursed by the Administrative Agent promptly to the Lenders by wire transfer on the date of receipt if received by the Administrative Agent before 11:30 a.m. (Los Angeles time) or if received later, by 11:30 a.m. (Los Angeles time) on the next succeeding Business Day, without further interest payable by the Administrative Agent.

                          7(f)    Prepayments.

                                  (1)      The Company may prepay Effective Fed
         Funds Rate Loans in whole or in part at any time and the Company may prepay Eurodollar Loans and Bid Loans in whole or in part upon three Business Days' notice to the Administrative Agent.

                                  (2)      Loans are subject to mandatory
         prepayment pursuant to Paragraph 7(d) above and, in addition, by application of proceeds of the sale or other disposition of Collateral as provided in the Security Agreement.

                                  (3)      The Company shall pay in connection
         with any prepayment hereunder all interest accrued but unpaid on Loans to which such prepayment is applied (including any prepayment premium that may be due under Paragraph 6(h) above) concurrently with payment to the Administrative Agent of any principal amounts.

                          7(g)    Allocation of Payments Received.  Prior to
the occurrence of an Event of Default and acceleration of the Obligations or termination of the commitment of the Lenders to advance Loans hereunder, principal amounts received by the Administrative Agent shall be allocated first to repay all outstanding Tranche C Loans and, then, among the Lenders as the Company may direct to repay Tranche A Committed Loans and/or Tranche B Loans and/or Bid Loans until all Loans outstanding have been paid in full and, thereafter, to the Company; provided, however, that any allocation by the Company to the repayment of any Tranche A Committed Loans or Tranche B Loans shall be allocated, pro rata, among the Lenders in accordance with their respective Percentage Shares. Following the occurrence of an Event of Default and acceleration of the Obligations or termination of the commitment of the Lenders to advance Loans hereunder, all amounts received by the Administrative Agent on account of the Obligations shall be disbursed by the Administrative Agent as follows:

                                  (1)      First, to the payment of expenses
         incurred by the Administrative Agent and Custodian in the performance of their duties and enforcement of their rights under the Loan Documents, including, without limitation, all costs and expenses of collection, attorneys' fees, court costs and foreclosure expenses;

                                  (2)      Then, to the Lenders, pro rata in
         accordance with their respective Post-Default Percentage Shares, until all outstanding Loans and unrepaid L/C Drawings and interest accrued thereon and all other Obligations have been paid in full, said amounts to be allocated first to interest and then, but only after all accrued interest has been paid in full, to principal of Loans and unrepaid L/C Drawings;

                                  (3)      Then, and if but only if the Letter
         of Credit remains outstanding, to the Administrative Agent to hold as cash collateral for the obligation of the Company to reimburse any future L/C Drawings as the same may occur and fees which are and will in the future become payable with respect to the Letter of Credit to and including the expiration date thereof (the Company, by executing this Agreement, hereby granting a first priority perfected security interest to the Administrative Agent for the pari passu benefit of the Lenders for such purpose); and

                                  (4)      Then, to such Persons as may be
         legally entitled thereto.

                 8.       Security; Guaranty; Additional Documents.



                          8(a)    Security Agreement.  As collateral for the
Obligations of the Company under (and as the term "Obligations" is defined in) the Existing Credit Agreement, the Company executed and delivered to the Administrative Agent and the Lenders that certain Security and Collateral Agency Agreement dated as of December 27, 1995 (the "Existing Security Agreement"). The Company hereby confirms that the first priority, perfected security interest of the Administrative Agent for the benefit of the Lenders participating in the Existing Credit Agreement shall continue in full force and effect with respect to all Obligations hereunder. On or before the Effective Date, the Existing Security Agreement shall be amended and, for convenience of reference, restated in its entirety with a replacement security agreement in the form of that attached hereto as Exhibit B (as amended, extended or replaced from time to time, the "Security Agreement"), which Security Agreement shall continue the perfection and priority of the security interest of the Administrative Agent in the Collateral thereunder.

                          8(b)    Guaranty.  As support for the Obligations of
the Company under (and as the term "Obligations" is defined in) the Existing Credit Agreement, the Parent executed and delivered to the Administrative Agent and the Lenders that certain Credit Guaranty dated as of December 27, 1995 (the "Existing Guaranty"). The Parent hereby confirms the continuing enforceability and effectiveness of the Existing Guaranty with respect to all Obligations hereunder. On or before the Effective Date, the Existing Guaranty shall be amended and, for convenience of reference, restated in its entirety with a replacement guaranty in the form of that attached hereto as Exhibit C (as amended, extended or replaced from time to time, the "Guaranty")

                          8(c)    Further Documents.  Each of the Company and
the Parent agrees to execute and deliver and to cause to be executed and delivered to the Administrative Agent on behalf of the Lenders from time to time such confirmatory or supplementary security agreements, financing statements and other documents, instruments and agreements as the Administrative Agent may reasonably request, which are in the Administrative Agent's judgment necessary or desirable to obtain and maintain for the Lenders and the Administrative Agent the benefit of the Loan Documents and the Collateral.

                 9.       Conditions to Making of Loans.

                          9(a)    First Loan.  As conditions precedent to any
Lender's obligation to fund the first Loan hereunder:

                                  (1)      The Company and the Parent, as
         applicable, shall have delivered or shall have had delivered to the Administrative Agent, in form and substance satisfactory to the Lenders and their counsel, each of the following (with sufficient copies for each of the Lenders):

                                        (i)     A duly executed copy of this
                               Agreement;

                                        (ii)    A duly executed copy of the
                               Security Agreement;

                                        (iii)   Duly executed originals of each
                               of the Notes;

                                        (iv)    A duly executed copy of the
                               Guaranty;

                                        (v)     Duly executed copies of all
                 financing statements and other documents, instruments and agreements, properly executed, deemed necessary or appropriate by the Administrative Agent, in its reasonable discretion, to create and/or continue in favor of the Administrative Agent for the pari passu benefit of the Lenders a first priority perfected security interest in and lien upon the Collateral;

                                        (vi)    Acknowledgment copies of all
                 UCC-1 financing statements filed with respect to the Collateral, accompanied by a search report showing such financing statements as duly filed and evidencing that the security interest of the Administrative Agent for the pari passu benefit of the Lenders in the Collateral is prior to all security interests of record;

                                        (vii)   Certified copies of resolutions
                 of the Board of Directors of each of the Company and the Parent approving the execution and delivery of the Loan Documents, the performance of the Obligations and the consummation of the transactions contemplated thereby;

                                        (viii)  A certificate of the Secretary
                 or an Assistant Secretary of each of the Company and the Parent certifying the names and true signatures of the officers of the Company and the Parent, as applicable, authorized to sign the Loan Documents;

                                        (ix)    An opinion of counsel for the
                 Company and the Parent, which counsel shall be satisfactory to the Administrative Agent, in substantially the form of Exhibit D attached hereto and covering such other matters as the Administrative Agent may reasonably request;

                                        (x)     A copy of the Articles of
                 Incorporation of the Company and the Certificate of Incorporation of the Parent, certified by the Secretaries of State of the State of California and the State of Delaware, respectively, as of a recent date;

                                        (xi)    A copy of the Bylaws of  each
                 of the Company and the Parent, certified by the Secretary or an Assistant Secretary of the Company and the Parent, as applicable, as of the date of this Agreement as being accurate and complete;

                                        (xii)   Certificates of the Secretary
                 of State of the State of California and the State of Delaware certifying that each of the Company and the Parent, respectively, are in good standing as of a recent date;

                                        (xiii)  A certificate of an executive
                 officer of each of the Company and the Parent in the form of that attached hereto as Exhibit E dated as of the date of this Agreement;

                                        (xiv)   A certificate of a Responsible
                 Financial Officer of each of the Parent and the Company demonstrating in detail satisfactory to the Administrative Agent the Parent's or the Company's compliance, as applicable, with the financial covenants set forth in Paragraphs 12(i), 12(j) and 12(k) below at and as of the last day of October, 1996; and

                                        (xv)    Evidence satisfactory to the
                 Administrative Agent that upon the funding of the first Loan hereunder all Obligations outstanding under (and as the term "Obligations" is defined in) the Existing Credit Agreement will be paid in full.

                                  (2)      All acts and conditions precedent
         (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened prior to the execution, delivery and performance of the Loan Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

                                  (3)      All documentation, including,
         without limitation, documentation for corporate and legal proceedings in connection with the transactions contemplated by the Loan Documents, shall be satisfactory in form and substance to the Lenders and their counsel.

                                  (4)      All fees required to be paid
         pursuant to Paragraph 6(j) above on the Effective Date and all fees and expenses of Morrison & Foerster payable by the Company pursuant to Paragraph 11(g) below for which invoices have been delivered to the Company prior to or on such date shall have been paid.

                          9(b)    Ongoing Loans.  As conditions precedent to
each Lender's obligation or agreement to make any Loan hereunder (other than any Tranche A Committed Loan advanced by the Lenders to repay Tranche C Loans), including the first Loan and including the conversion of any Loan from or into a Eurodollar Loan or the continuation of any Eurodollar Loan after the end of the applicable Interest Period, at and as of the date of the funding, conversion or continuation:

                                  (1)      There shall have been delivered to
         the Administrative Agent a Loan And/Or Interest Rate Election Request or, in the case of a Bid Loan, the Bid Loan Confirmation therefor;

                                  (2)      The representations and warranties
         of the Company and the Parent contained in the Loan Documents shall be accurate and complete in all respects as if made on and as of the date of such funding, conversion or continuance;

                                  (3)      There shall not have occurred an
         Event of Default or Potential Default;

                                  (4)      Following the funding of the
         requested Loan: (i) the aggregate principal amount of Loans (other than Bid Loans) advanced by any Lender will not exceed its respective Maximum Commitment, (ii) the aggregate principal amount of Loans (other than Bid Loans which are not Tranche A Bid Loans) outstanding plus the L/C Available Amount and any unrepaid L/C Drawings will not exceed the Aggregate Committed Credit Limit and (iii) the aggregate principal amount of Loans outstanding plus the L/C Available Amount and any unrepaid L/C Drawings will not exceed a. the applicable limitations of Paragraphs 1(a), 3(a), 4(a), 5(a) and 7(d) above, and
         b. as applicable, the Collateral Value of the Warehouse Borrowing Base and the Collateral Value of the Working Capital Borrowing Base; and

                                  (5)      If the Loan is a Tranche A Loan, a
         Tranche C Loan or a Bid Loan, the Required Documents for the Mortgage Loan(s) being funded or acquired therewith shall have been received by the Custodian or such Mortgage Loan(s) shall have been identified as Collateral on a duly executed Collateral Confirmation Agreement.

By delivering a Loan And/Or Interest Rate Election Request or Bid Loan Confirmation to the Administrative Agent hereunder, the Company shall be deemed to have represented and warranted the accuracy and completeness of the statements set forth in subparagraphs (b)(2) through (b)(5) above.

                 10. Representations and Warranties of the Company and the Parent.

                 As an inducement to the Administrative Agent and each Lender to enter into this Agreement and to make Loans as provided herein, each of the Company and the Parent severally represents and warrants to the Administrative Agent and each Lender that:

                          10(a)   Financial Condition.  The financial
statements dated the Statement Date and the Interim Date, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in accordance with GAAP the financial condition of the Parent and its consolidated Subsidiaries at such dates and the consolidated and consolidating results of their operations and changes in financial position for the fiscal periods then ended.

                          10(b)   No Change.  Since the Statement Date there
has been no material adverse change in the business, operations, assets or financial or other condition of the Company, the Parent or the Parent and its consolidated Subsidiaries taken as a whole.

                          10(c)   Corporate Existence; Compliance with Law.
Each of the Company and Parent: (1) is duly organized, validly existing and in good standing as a corporation under the laws of the States of California and Delaware, respectively, and is qualified to do business in each jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify would have a material adverse effect on the Company, the Parent or their respective property and/or business or on the ability of the Company to pay or perform the Obligations or the Parent to pay or perform the Guaranty, (2) has the corporate power and authority and the legal right to own and operate its property and to conduct business in the manner in which it does and proposes so to do, and (3) is in compliance with all Requirements of Law and Contractual Obligations, the failure to comply with which could have a material adverse effect on the business, operations, assets or financial or other condition of the Company, the Parent or the Parent and its consolidated Subsidiaries taken as a whole or on the Collateral.

                          10(d)   Corporate Power; Authorization; Enforceable
Obligations. Each of the Company and the Parent has the corporate power and authority and the legal right to execute, deliver and perform the Loan Documents to which it is a party and to obtain extensions of credit hereunder, and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents, and the borrowing and other extensions of credit hereunder. The Loan Documents have been duly executed and delivered on behalf of the Company and the Parent, as applicable, and constitute legal, valid and binding obligations of the Company and the Parent, as applicable, enforceable against such Person in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

                          10(e)   No Legal Bar.  The execution, delivery and
performance of the Loan Documents, the borrowing and other extensions of credit hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of the

Company or the Parent or create or result in the creation of any Lien (except the Lien created by the Security Agreement) on any assets of the Company or the Parent.

                          10(f)   No Material Litigation.  Except as disclosed
on Exhibit F hereto, no litigation, investigation or proceeding of or before any arbitrator, court or Governmental Authority is pending (or, to the knowledge of the Company or the Parent, threatened) by or against the Parent or any of its Subsidiaries or against any of such parties' properties or revenues which is likely to be adversely determined and which, if adversely determined, is likely to have a material adverse effect on the business, operations, property or financial or other condition of the Parent or any of its Subsidiaries or on the Collateral or is likely to have a material adverse effect on the validity or enforceability of any of the Loan Documents.

                          10(g)   Taxes.  The Parent and each of its
Subsidiaries have filed or caused to be filed all tax returns that are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against them or any of their property other than taxes which are being contested in good faith by appropriate proceedings and as to which the Parent or applicable Subsidiary has established adequate reserves in conformity with GAAP.

                          10(h)   Investment Company Act.  Neither the Company
nor the Parent is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                          10(i)   Subsidiaries.  Attached hereto as Exhibit G
is an accurate and complete list of all presently existing Subsidiaries of the Parent, their respective jurisdictions of incorporation and the percentage of their capital stock owned by the Parent or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

                          10(j)   Federal Reserve Board Regulations.  Neither
the Parent nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of such terms under Regulation U. No part of the proceeds of any Loan made hereunder nor the Letter of Credit will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System.

                          10(k)   ERISA.  The Parent and each of its
Subsidiaries are in compliance in all respects with the requirements of ERISA and no Reportable Event has occurred under any Plan maintained by the Parent or any of its Subsidiaries which is likely to result in the termination of such Plan for purposes of Title IV of ERISA.

                          10(l)   Assets.  The Parent and each of its
Subsidiaries have good and marketable title to all property and assets reflected in the financial statements referred to in Paragraph 10(a) above, except property and assets sold or otherwise disposed of in the ordinary course of business subsequent to the respective dates thereof. Except as reflected in the financial statements referred to in Paragraph 10(a) above or as permitted under Paragraph 12(a) below, neither the Parent nor any of its Subsidiaries has outstanding Liens on any of its properties or assets nor are there any security agreements to which the Parent or any of its Subsidiaries is a party, or title retention agreements, whether in the form of leases or otherwise, of any personal property.

                          10(m)   Securities Acts.  Neither the Parent nor any
of its Subsidiaries has issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act"), or any other law, and is not violating any rule, regulation or requirement under the Act or the Securities Exchange Act of 1934, as amended. The Company is not required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Notes.

                          10(n)   Consents, etc.  No consent, approval or
authorization of, or registration, declaration or filing with, any Person is required on the part of the Company or the Parent in connection with the execution and delivery of the Loan Documents or the borrowing or any other extension of credit hereunder (other than filings to perfect the Liens granted by the Company pursuant to the Security Agreement) or the performance of or compliance with the terms, provisions and conditions hereof or thereof.

                 11. Affirmative Covenants. Each of the Company and the Parent hereby covenants and agrees with the Administrative Agent and each Lender that, as long as any Obligations remain unpaid (or longer as expressly provided in Paragraphs 11(g) and 11(j) below) or any Lender has any obligation to make Loans hereunder, the Company and the Parent shall:

                          11(a)   Financial Statements.  Furnish or cause to be
furnished to the Administrative Agent and each Lender directly:

                                  (1)      Within:  (i) ninety (90) days after
         the last day of each fiscal year of the Parent, consolidated statements of income and statements of changes in financial position of the Parent for such year and a consolidated balance sheet of the Parent as of the end of such year presented fairly in accordance with GAAP and accompanied by an unqualified report of a firm of independent certified public accountants reasonably acceptable to the Administrative Agent, and (ii) one hundred twenty (120) days after the last day of each fiscal year end of the Company, statements of income and statements of changes in financial position of the Company for such year and a balance sheet of the Company as of the end of such year presented fairly in accordance with GAAP and accompanied by an unqualified report of a firm of independent certified public accountants reasonably acceptable to the Administrative Agent;

                                  (2)      Within forty-five (45) days after
         the last day of each calendar quarter, statements of income and statements of changes in financial position of the Company for such quarter and a balance sheet of the Company as of the end of such quarter accompanied in each case by a certificate of a Responsible Financial Officer of the Company;

                                  (3)      Within forty-five (45) days after
         the last day of each calendar month, consolidated statements of income and statements of changes in financial position for such month and a consolidated balance sheet as of the end of such month of the Parent and its Subsidiaries;

                                  (4)      Concurrently with each delivery of
         the financial statements referred to in subparagraphs (2) and (3) above, a certificate of a Responsible Financial Officer of the Parent or the Company, as applicable, in the form of that attached hereto as Exhibit H stating that such financial statements are presented fairly in accordance with GAAP and demonstrating in detail satisfactory to the Administrative Agent the Parent's or Company's, as applicable, compliance with the financial covenants set forth in Paragraphs 12(i), 12(j) and 12(k) below as of and at the date of such financial statements;

                                  (5)      As soon as is available any written
         report pertaining to material items in respect of the internal control matters of the Parent submitted to the Parent by its independent accountants in connection with each annual or interim special audit of the financial condition of the Parent made by such independent public accountants; and

                                  (6)      Copies of all proxy statements,
         financial statements, and reports which the Parent sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements under the Act which the Parent files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national securities exchange; provided, however, that there shall not be required to be delivered hereunder such copies for any Lender of prospectuses relating to future series of offerings under registration statements filed under Rule 415 of the Act or other items which such Lender has indicated in writing to the Parent from time to time need not be delivered to such Lender.

                          11(b)   Certificates; Reports; Other Information.
Furnish or cause to be furnished to the Administrative Agent for distribution to the Lenders:

                                  (1)      At such times as the Administrative
         Agent may reasonably request, a Warehouse Borrowing Base Certificate and a Working Capital Borrowing Base Certificate, dated in each case as of the close of business of the Company on the immediately preceding Business Day, and in the case of a Warehouse Borrowing Base Certificate, current as of 8:30 a.m. on the date of delivery with respect to Eligible Mortgage Loans submitted under a Collateral Confirmation Agreement.

                                  (2)      At the applicable times specified on
         Exhibit I attached hereto, the additional reports described on said
         Exhibit I; and

                                  (3)      Promptly, such additional financial
         and other information, including, without limitation, financial statements of the Company, the Parent, any Subsidiary of the Company or the Parent or any Approved Investor, and information regarding the Collateral as any Lender, through the Administrative Agent, may from time to time reasonably request, including, without limitation, such information as is necessary for any Lender to participate out any of its interests in the Loans or the Letter of Credit hereunder or to enable other financial institutions to become signatories hereto.

                          11(c)   Payment of Indebtedness.  Pay, discharge or
otherwise satisfy at or before maturity or before it becomes delinquent, defaulted or accelerated, as the case may be, all its Indebtedness (including taxes), except (1) Indebtedness (other than the Obligations) in an aggregate amount not to exceed $5,000,000.00, or (2) Indebtedness being contested in good faith and for which provision is made to the satisfaction of the Administrative Agent for the payment thereof in the event the Company or the Parent, as applicable, is found to be obligated to pay such Indebtedness and which Indebtedness is thereupon promptly paid by the Company or the Parent, as applicable.

                          11(d)   Maintenance of Existence and Properties.
Maintain its corporate existence and obtain and maintain all rights, privileges, licenses, approvals, franchises, properties and assets necessary or desirable in the normal conduct of its business and comply with all Contractual Obligations and Requirements of Law.

                          11(e)   Inspection of Property; Books and Records;
         Audits.

                                  (1)      Keep proper books of record and
         account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and

                                  (2)      Permit representatives of the
         Administrative Agent or any Lender to: (i) visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired by the Administrative Agent or any Lender, (ii) discuss the business, operations, properties and financial and other condition of the Parent and its Subsidiaries with officers and employees of such parties, and with their independent certified public accountants, and
         (iii) conduct periodic operational audits of the Company's business and/or operations.

                          11(f)   Notices.  Promptly give written notice to the
         Administrative Agent and each Lender directly of:

                                  (1)      The occurrence of any Potential
         Default or Event of Default;

                                  (2)      Any litigation or proceeding
         affecting the Parent or any of its Subsidiaries or the Collateral which could have a material adverse effect on the Collateral or the business, operations, property, or financial or other condition of the Parent or any of its Subsidiaries, or could have a material adverse effect on the validity or enforceability of any of the Loan Documents;

                                  (3)      A material adverse change in the
         business, operations, property or financial or other condition of the Parent or any of its Subsidiaries;

                                  (4)      Any change in the chief executive
         officer of the Company;

                                  (5)      The incurrence by the Company or the
         Parent of any obligation in connection with any derivatives transaction outside of the normal course of business of the Company or the Parent;

                                  (6)      Any event or anticipated event,
         including, without limitation, the unavailability of pool insurance or other forms of credit enhancement, which the Company or the Parent anticipates is likely to adversely affect the timely planned issuance of any Mortgage-Backed Security which would have been supported by Mortgage Loans owned by the Company; and

                                  (7)      Receipt by the Company of written
         notice from any Person that any pooling and servicing contract under which the Company acts as servicer has been or may in the future be terminated "for cause."

                          11(g)   Expenses.  Pay all reasonable out-of-pocket
costs and expenses (including fees and disbursements of counsel) of: (1) the Administrative Agent incident to the preparation, negotiation and administration of the Loan Documents and the protection of the rights of the Lenders and the Administrative Agent under the Loan Documents, and (2) the Administrative Agent and each of the Lenders incident to the enforcement of payment of the Obligations, whether by judicial proceedings or otherwise, including, without limitation, in connection with bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings involving the Company or a "workout" of the Obligations. The obligations of the Company and the Parent under this Paragraph 11(g) shall be effective and enforceable whether or not any Loan is advanced by any Lender hereunder and shall survive payment of all other Obligations.

                          11(h)   Loan Documents.  Comply with and observe all
terms and conditions of the Loan Documents.

                          11(i)   Insurance.  Obtain and maintain insurance
with responsible companies in such amounts and against such risks as are usually carried by corporations engaged in similar businesses similarly situated, including, without limitation, errors and omissions coverage and fidelity coverage, and furnish the Administrative Agent on request full information as to all such insurance.

                          11(j)   Indemnification.  Indemnify, defend and hold
harmless the Administrative Agent and each Lender (each, an "Indemnified Party") from and against any and all claims, obligations, penalties, actions, suits, judgments, reasonable costs and disbursements, losses, liabilities and damages (including, without limitation, reasonable attorneys' fees) of any kind whatsoever (collectively and severally, "Claims") which may at any time be imposed on, assessed against or incurred by such Indemnified Party in any way relating to or arising out of the Loan Documents or the transactions contemplated thereby or any action reasonably taken or omitted to be taken by such Indemnified Party in connection with the foregoing; provided, however, that neither the Company nor the Parent shall be liable for any portion of any Claims arising out of or resulting from the gross negligence or willful misconduct of such Indemnified Party. Each Indemnified Party agrees that it will promptly notify the Parent of any claim, action or suit asserted or commenced against it and that the Parent may assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party at the Parent's sole expense, that such Indemnified Party will cooperate with the Parent on such defense, and that such Indemnified Party will not settle any such claim, action or suit without the consent of the Parent; provided, however, that in the event such Indemnified Party is not reasonably satisfied with such defense, such Indemnified Party may assume such defense with counsel satisfactory to such Indemnified Party at the Parent's sole expense. The indemnification obligations of the Company and the Parent under this Paragraph 11(j) shall survive termination of this Agreement and payment in full of the Obligations.

                          11(k)   Collateral Custodian.   Utilize the same
financial institution as "custodian" or "collateral agent" for all of its credit facilities secured by Mortgage Loans owned by the Company or the Parent.

                          11(l)   Shipment of Collateral.   Direct the
Custodian to ship Mortgage Loans included in the Warehouse Borrowing Base only to Approved Investors.

                 12. Negative Covenants. Each of the Company and the Parent hereby agrees that, as long as any Obligations remain unpaid or any Lender has any obligation to make Loans hereunder, neither the Company nor the Parent shall, nor shall the Company or the Parent permit any Subsidiary of the Company or the Parent to, at any time, directly or indirectly:

                          12(a)   Liens.  Create, incur, assume or suffer to
exist, any Lien upon the Collateral except as contemplated by the Security Agreement or create, incur, assume or suffer to exist any Lien upon any of its other property and assets (including servicing rights) except:

                                  (1)      Liens or charges for current taxes,
         assessments or other governmental charges which are not delinquent or which remain payable without penalty, or the validity of which are contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof, provided the Company or the Parent, as applicable, shall have set aside on its books and shall maintain adequate reserves for the payment of same in conformity with GAAP;

                                  (2)      Liens, deposits or pledges made to
         secure statutory obligations, surety or appeal bonds, or bonds for the release of attachments or for stay of execution, or to secure the performance of bids, tenders, contracts (other than for the payment of borrowed money), leases or for purposes of like general nature in the ordinary course of the Company's or the Parent's business;

                                  (3)      Purchase money security interests
         for property hereafter acquired, conditional sale agreements, or other title retention agreements, with respect to property hereafter acquired; provided, however, that no such security interest or agreement shall affect any servicing rights or extend to any property other than the property acquired; and

                                  (4)      Liens securing Permitted Secured
         Debt.

                          12(b)   Indebtedness.  Create, incur, assume or
suffer to exist, or otherwise become or be liable in respect of, any Indebtedness except:

                                  (1)      The Obligations;

                                  (2)      Indebtedness reflected in the
         financial statements referred to in Paragraph 10(a) above;

                                  (3)      Trade debt incurred in the ordinary
         course of business;

                                  (4)      Indebtedness secured by Liens
         permitted under Paragraph 12(a) above;

                                  (5)      Capitalized Lease Obligations in an
         aggregate amount not to exceed at any one time outstanding
         $5,000,000.00;

                                  (6)      Unsecured Indebtedness consisting of
         direct borrowings from independent third parties incurred in the ordinary course of business, including Indebtedness incurred pursuant to public debt offerings; and

                                  (7)      Permitted Secured Debt and Permitted
         Guaranties.

                          12(c)   Consolidation and Merger.  Liquidate or
dissolve, or enter into any consolidation, merger, partnership, joint venture (other than the UK Venture), syndicate or other combination unless: (1) the Company and the Parent remain as separate surviving corporations following any such consolidation, merger, partnership, joint venture, syndicate or other combination by either the Company or the Parent, respectively, (2) the fair market value of the total assets of the other Person party to such consolidation, merger, partnership, joint venture, syndicate or other combination when combined with the fair market value of the total assets acquired through any other consolidation, merger, partnership, joint venture syndicate or other combination after the date hereof, does not exceed twenty percent (20%) of the total assets of the Parent (determined in accordance with GAAP on a consolidated basis) immediately prior to the proposed effective date of such consolidation, merger, partnership, joint venture, syndicate or other combination, and (3) no Potential Default or Event of Default exists immediately prior to, or will occur as a result of, such consolidation, merger, partnership, joint venture, syndicate or other combination.

                          12(d)   Acquisitions.  Purchase or acquire or incur
liability for the purchase or acquisition of any or all of the assets or business of any Person if the fair market value of assets being acquired when combined with the fair market value of all assets similarly acquired after the Effective Date, exceeds twenty percent (20%) of total assets of the Parent (determined in accordance with GAAP on a consolidated basis) immediately prior to the proposed effective date of such acquisition.

                          12(e)   Payment of Dividends.  Declare or pay any
dividends upon any shares of the Parent's stock now or hereafter outstanding, except dividends payable in the capital stock of the Parent, or make any distribution of assets to its stockholders as such, whether in cash, property or securities if upon the payment thereof there would exist an Event of Default or Potential Default.

                          12(f)   Purchase or Retirement of Stock.  In the case
of the Parent, from and after the date of this Agreement, acquire, purchase, redeem or retire any shares of its capital stock now or hereafter outstanding; provided, however, that as long as both before and following the consummation of such acquisition, purchase, redemption or retirement there does not exist an Event of Default or Potential Default, the Parent may enter into such transactions in an aggregate fair market dollar amount not to exceed $5,000,000.00.

                          12(g)   Investments; Advances.  Make or commit to
make any advance, loan or extension of credit (other than Mortgage Loans and reimbursable servicing advances made in the ordinary course of the Company's or such Subsidiary's business) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person if such investment, advance or commitment to advance, when combined with all other such investments, advances and commitments to advance, exceeds twenty percent (20%) of the total equity of the Parent (determined in accordance with GAAP on a consolidated basis) immediately prior to the proposed effective date of such investment, advance or commitment to advance; provided, however, that unless and until the UK Venture is wholly-owned by the Company and/or the Parent, in no event may the Company, the Parent or any Subsidiary make any investment, advance or commitment to advance to the UK Venture, if such, when combined with any and all other investments, advances and commitments to advance to the UK Venture of such Persons taken in the aggregate, would exceed $6,000,000.00.

                          12(h)   Sale of Assets.  Sell, lease, assign,
transfer or otherwise dispose of any of its assets (other than obsolete or worn out property), whether now owned or hereafter acquired, other than in the ordinary course of business and at fair market value.

                          12(i)   Leverage.  Permit at the last day of any
calendar month the Leverage Ratio of the Parent and its consolidated Subsidiaries to exceed 5.00:1.00.

                          12(j)   Minimum Net Worth.  Permit at the last day of
any calendar quarter:

                                  (1) The Parent's consolidated net worth,
         determined in accordance with GAAP, to be less than the sum of: (i) $113,414,650.00, plus (ii) eighty-five percent (85%) of net income (if positive), determined in accordance with GAAP, during each calendar quarter, commencing with the calendar quarter ended September 30, 1996 and ending with the calendar quarter immediately preceding the date as of which compliance with this Paragraph 12(j) is determined, plus (iii) one hundred percent (100%) of contributions to equity of the Parent made at any time after June 30, 1996, or

                                  (2) The Company's net worth, determined in
         accordance with GAAP to be less than the sum of: (i) $32,080,258.00, plus (ii) eighty-five percent (85%) of net income (if positive), determined in accordance with GAAP, during each calendar quarter, commencing with the calendar quarter ended September 30, 1996 and ending with the calendar quarter immediately preceding the date as of which compliance with this Paragraph 12(j) is determined, plus (iii) one hundred percent (100%) of contributions to equity of the Company made at any time after June 30, 1996.

                          12(k)   Minimum Profitability.  Permit at the end of
any calendar quarter the Parent's consolidated net income, determined in accordance with GAAP, for such calendar quarter and the immediately preceding calendar quarter, taken together, to be less than $1.00.

                          12(l)   Modification of Policies and Procedures.
Make any material change in (1) its underwriting policies and procedures which would, due to reduced standards of creditworthiness for potential Obligors or reduced standards of approval for Property securing a Mortgage Loan, result in the expansion of the pool of potential Obligors on Mortgage Loans originated or purchased by the Company or such Subsidiary, or (2) its hedging policies relating to Eligible Mortgage Loans, as such are in effect on the Effective Date; provided, however, that the Administrative Agent shall promptly convey to each Lender any written request by the Company, any Subsidiary or the Parent to change such policies and procedures, and the requested change shall automatically be deemed to be approved fifteen (15) Business Days following the date the Administrative Agent distributes such request unless during such fifteen day period the Administrative Agent receives written rejection of the requested change in policies and procedures from any Lender stating the basis of such rejection.

                          12(m)   Subsidiaries.  Create or permit the creation
of any Subsidiary not in existence as of the Effective Date; provided, however, that the Administrative Agent shall promptly convey to each Lender any written request by the Company or the Parent to create a new Subsidiary (which request shall include an explanation of the business reason for creation of such Subsidiary), and such request shall automatically be deemed to be approved fifteen (15) Business Days following the date the Administrative Agent distributes such request unless during such fifteen day period the Administrative Agent receives written rejection of the request to create a new Subsidiary from any Lender stating the basis of such rejection.

                          12(n)   Transactions with Affiliates.  Purchase,
acquire or lease any property from, or sell, transfer or lease any property to, lend or advance any money to, borrow any money from, guarantee any obligation of, acquire any stock, obligations or securities of, or enter into any management or similar fee arrangement with, any Affiliate, other than on an arms-length basis upon terms and conditions comparable to those that could be reached with a third party.

                 13. Events of Default. Upon the occurrence of any of the following events (an "Event of Default"):

                          13(a)   The Company shall fail to pay any Obligation
on the date when due (or, with respect to monthly interest and fees due pursuant to Paragraph 6(b) above, within two (2) days of the date when due); or

                          13(b)   Any representation or warranty made or deemed
made by the Company or the Parent in any Loan Document or in connection with any Loan Document shall be inaccurate or incomplete in any respect on or as of the date made or deemed made, except representations and warranties made or deemed made that a Mortgage Loan is an Eligible Mortgage Loan, it being the intention of the parties that the inaccuracy or incompleteness of any such representation or warranty will disqualify such Mortgage Loan as an "Eligible Mortgage Loan" hereunder and such Mortgage Loan shall be excluded from the calculation of the Collateral Value of the Warehouse Borrowing Base; or

                          13(c)   The Company or the Parent shall fail to
maintain its corporate existence or shall default in the observance or performance of any covenant or agreement contained in Paragraph 12 above or in the Security Agreement; or

                          13(d)   The Company or the Parent shall fail to
observe or perform any other term or provision contained in the Loan Documents to which it is a party and such failure shall continue for thirty (30) days; or

                          13(e)   The Parent or any of its Subsidiaries shall
default in any payment of principal of or interest on any Indebtedness (other than the Obligations) in an aggregate amount in excess of $5,000,000.00 or any other event shall occur, the effect of which other event is to permit such Indebtedness to be declared or otherwise to become due prior to its stated maturity; or

                          13(f)   (1) The Parent or any of its Subsidiaries
shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Parent or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (2) there shall be commenced against the Parent or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (1) above which (i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (3) there shall be commenced against the Parent or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within sixty (60) days from the entry thereof; or (4) the Parent or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in (other than in connection with a final settlement), any of the acts set forth in clauses (1), (2) or (3) above; or (5) the Parent or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                          13(g)   (1) Any Person shall engage in any
"prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (2) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or nor waived, shall exist with respect to any Plan, (3) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be, (4) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (5) any withdrawal liability to a Multiemployer Plan shall be incurred by the Parent or any of its Subsidiaries or (6) any other event or condition shall occur or exist; and in each case in clauses (1) through (6) above, such event or condition, together with all other such events or conditions, if any, is likely to subject the Parent or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Parent or any of its Subsidiaries; or

                          13(h)   One or more judgments or decrees shall be
entered against the Company or any of its Subsidiaries in an aggregate amount in excess of $2,000,000.00, and all such judgments or decrees shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within sixty (60) days from the entry thereof; or

                          13(i)   The Parent shall fail to observe or perform
any covenant or agreement contained in the Guaranty or shall attempt to rescind or revoke the Guaranty, with respect to future transactions or otherwise; or

                          13(j)   The Parent shall cease to own one hundred
percent (100%) of the outstanding capital stock of the Company; or

                          13(k)   Any Person other than Gary K. Judis shall
acquire more than twenty-five percent (25%) of the voting common stock of the Parent; or the majority of the directors of the Parent shall consist of directors who were not recommended or elected by the Parent's Board of Directors;

                                     THEN,

                 (1) Automatically upon the occurrence of an Event of Default under Paragraph 13(f) above,

                 (2) At the option of any Lender upon the occurrence of an Event of Default under Paragraph 13(a) above and/or Paragraph 13(c)
         above (but only with respect        to a covenant contained in
         Paragraphs 12(i), 12(j) and/or 12(k) above), and

                 (3)      In all other cases, at the option of the Majority
         Lenders,

each Lender's obligation to make Loans hereunder shall terminate and/or the principal balance of outstanding Loans and interest accrued but unpaid thereon and the aggregate contingent liability of the Company to reimburse NationsBank and the Lenders for future L/C Drawings with respect to the Letter of Credit and all other Obligations shall become immediately due and payable, without demand upon or presentment to the Company, which are expressly waived by the Company.

                 14.      The Administrative Agent.

                          14(a)   Appointment.  Each Lender hereby irrevocably
designates and appoints the Administrative Agent as the agent of such Lender under the Loan Documents and such Lender hereby irrevocably authorizes the Administrative Agent, as the agent of such Lender, to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

                          14(b)   Delegation of Duties.  The Administrative
Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                          14(c)   Exculpatory Provisions.  Neither the
Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (1) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (2) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Loan Documents or for any failure of the Company to perform its obligations hereunder. The Administrative Agent shall be under no obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents or to inspect the properties, books or records of the Company.

                          14(d)   Reliance by Administrative Agent.  The
Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certification, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any note as the owner thereof for all purposes. As to the Lenders: (1) the Administrative Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Majority Lenders or all of the Lenders, as appropriate, or it shall first be indemnified to its satisfaction by the Lenders ratably in accordance with their respective Percentage Shares against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any action (except for liabilities and expenses resulting from the Administrative Agent's gross negligence or willful misconduct), and (2) the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Majority Lenders or all of the Lenders, as appropriate, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

                          14(e)   Notice of Default.  The Administrative Agent
shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Company referring to the Loan Documents, describing such Potential Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Potential Default or Event of Default as shall be reasonably directed by the Majority Lenders (or any Lender with respect to an Event of Default under Paragraphs 13(a) or 13(c) above (but only with respect to a covenant contained in Paragraphs 12(i), 12(j) and/or 12(k) above)), provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

                          14(f)   Non-Reliance on Administrative Agent or Other
Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and the Parent and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company and the Parent. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company or the Parent which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                          14(g)   Back-Up Indemnification.  The Lenders agree
to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Company or the Parent and without limiting the obligation of the Company and the Parent to do so), ratably according to the respective amounts of their Percentage Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Obligations.

                          14(h)   Administrative Agent in Its Individual
Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company or the Parent as though the Administrative Agent were not the Administrative Agent hereunder. With respect to such loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                          14(i)   Successor Administrative Agent.  The
Administrative Agent may resign as Administrative Agent under the Loan Documents upon ninety (90) days' notice to the Lenders and agrees that it will so resign in the event it ceases to hold any Percentage Share of the Obligations. If the Administrative Agent shall resign, then the Majority Lenders shall appoint from among the Lenders a successor agent or, if the Majority Lenders are unable to agree on the appointment of a successor agent, the retiring Administrative Agent shall appoint a successor agent for the Lenders (which successor agent, assuming that there does not exist a Potential Default or Event of Default, shall be subject to approval by the Company, which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the retiring Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any of the Loan Documents or successors thereto. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Paragraph 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

                 15. Additional Lenders; Assignments and Participations; Increases in Availability.

                          15(a)   Addition of New Lender.

                                  (1)      Subject to the limitation on the
         Maximum Aggregate Credit Limit, the Company or any Lender may at any time propose that one or more financial institutions (each, an "Applicant Financial Institution") become an additional Lender hereunder. At such time, the Company or such Lender, as applicable, shall notify the other parties hereto, including the Administrative Agent, of the identity of such Applicant Financial Institution and such Applicant Financial Institution's proposed Maximum Commitment. The addition of any Applicant Financial Institution shall be subject to:

                                        (i)     If such Applicant Financial
                 Institution is proposed for inclusion as a Lender hereunder by an existing Lender, the prior written consent of the Company and the Administrative Agent, and if such Applicant Financial Institution is proposed for inclusion as a Lender hereunder by the Company, the prior written consent of the Administrative Agent, none of which consents shall be unreasonably withheld and which, if given, shall be given in writing to the other parties hereto no later than the tenth day following receipt by the Company of a written request for the inclusion of such Applicant Financial Institution as a Lender hereunder; and

                                        (ii)    Delivery of each of the items
                 and the occurrence of each of the events described in subparagraph (2) below.

                                  (2)      Assuming delivery of the consent of
         the Company and/or the Administrative Agent as required pursuant to subparagraph (1)(i) above, the Administrative Agent, the Company and, if such Applicant Financial Institution will be acquiring a portion of an existing Lender's Maximum Commitment by way of assignment from such existing Lender, such existing Lender, shall mutually agree on the Adjustment Date on which such Applicant Financial Institution shall become a party hereto and a Lender hereunder. On such Adjustment
         Date:

                                        (i)     The Administrative Agent shall
                 deliver to the Company and each of the Lenders a replacement Commitment Schedule to be effective as of such Adjustment Date, reflecting the Aggregate Committed Credit Limit and the Lenders' respective Maximum Commitments and Percentage Shares.

                                        (ii)    No later than 11:30 a.m. (Los
                 Angeles time) on such Adjustment Date, such Applicant Financial Institution shall pay to the Administrative Agent an amount equal to such Applicant Financial Institution's Percentage Share of Tranche A Committed Loans and Tranche B Loans outstanding. The Administrative Agent shall thereupon remit to the Lenders their Percentage Shares of such funds. Following such Adjustment Date, fees and interest accrued on the Obligations to but not including such Adjustment Date shall be payable to the Lenders in accordance with their respective Percentage Shares prior to such Adjustment Date before giving effect to the readjustment thereof pursuant to the Commitment Schedule provided by the Administrative Agent on such Adjustment Date.

                                        (iii)   If such Applicant Financial
                 Institution is acquiring a portion of an existing Lender's Commitment and Percentage Share by way of assignment from such existing Lender, the Administrative Agent, the Company, the assigning Lender and the Applicant Financial Institution shall execute and deliver an Assignment Agreement, or if such Applicant Financial Institution is becoming a Lender hereunder as a result of an increase in the Aggregate Committed Credit Limit, the Administrative Agent, the Company and the Applicant Financial Institution shall execute and deliver an Additional Lender Agreement, either of which Assignment Agreement or Additional Lender Agreement shall constitute an amendment to this Agreement and the other Loan Documents to the extent necessary to reflect the inclusion of the Applicant Financial Institution as a Lender hereunder.

                                        (iv)    The Company shall execute and
                 deliver to such Applicant Financial Institution a Tranche A Note and a Tranche B Note.

                                        (v)     The Applicant Financial
                 Institution shall pay to the Administrative Agent a registration fee of $3,500.00.

         Subject to the requirements described above, on the Adjustment Date the Applicant Financial Institution shall become a party hereto and a Lender hereunder and shall be entitled to all rights, benefits and privileges accorded a Lender under the Loan Documents and shall be subject to all obligations of a Lender under the Loan Documents.

                          15(b)   Assignments Among Existing Lenders.  Any
Lender may at any time agree to assign a portion of such Lender's Maximum Commitment and Percentage Share to an existing Lender (a "Transferee Lender"). In such event, such Lender and the Transferee Lender shall so notify the Administrative Agent and the Company of the Adjustment Date on which such assignment is to be effective. On such Adjustment Date:

                                  (1)      The Company shall deliver to the
         Administrative Agent, and each of the Lenders a Commitment Schedule to be effective as of such Adjustment Date, reflecting the Aggregate Committed Credit Limit and the Lenders' respective Maximum Commitments and Percentage Shares.

                                  (2)      The Administrative Agent, the
         Company, the assigning Lender and the Transferee Lender shall execute and deliver an Assignment Agreement, which shall constitute an amendment to this Agreement and the other Loan Documents to the extent necessary to reflect such transfer.

                                  (3)      No later than 12:30 p.m. (Los
         Angeles time) on such Adjustment Date, the Transferee Lender shall pay to the Administrative Agent an amount equal to such Transferee Lender's Percentage Share of Tranche A Committed Loans and Tranche B Loans outstanding in excess of such Transferee Lender's previous Percentage Share thereof. The Administrative Agent shall thereupon remit to the transferring Lender the amount thereof.

                          15(c)   Minimum Loan Commitment.  Notwithstanding
anything to the contrary contained herein, the inclusion of any Applicant Financial Institution as a Lender hereunder pursuant to Paragraph 15(a) above and the assignment by an existing Lender of a portion of such Lender's Maximum Commitment to a Transferee Lender pursuant to Paragraph 15(b) above shall be subject to the following restrictions:

                                  (1)      If an Applicant Financial
         Institution is acquiring a portion of an existing Lender's Maximum Commitment by way of an assignment from such existing Lender, then such assignment of Maximum Commitment must be in the minimum amount of $10,000,000.00 (or if in a higher amount, in integral multiples of $1,000,000.00 in excess thereof) and such existing Lender must continue to hold a Maximum Commitment of not less than $10,000,000.00 following the consummation of the contemplated assignment;

                                  (2)      If an existing Lender is assigning a
         portion of its Maximum Commitment to a Transferee Lender, such assignment of Maximum Commitment is in the minimum amount of $10,000,000.00 (or if in a higher amount, in integral multiples of $1,000,000.00 in excess thereof) and such existing Lender shall continue to hold a Maximum Commitment of not less than $10,000,000.00 following the consummation of the contemplated assignment.

                          15(d)   Sub-Participations by Lenders.  Any Lender
may at any time sell participating interests in any of the Obligations held by such Lender and its Maximum Commitment hereunder; provided, however, that:

                                  (1)      No participation contemplated by
         this Paragraph 15(d) shall relieve such Lender from its obligations hereunder or under any other Loan Document;

                                  (2)      Such Lender shall remain solely
         responsible for the performance of such obligations;

                                  (3)      The Company, the Administrative
         Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents; and

                                  (4)      Such Lender shall not enter into
         participation agreements with any participants involving the sale of a participation interest in less than $10,000,0000.00 of such Lender's Maximum Commitment for each $20,000,000.00 of Maximum Commitment held by such Lender.

                          15(e)   Federal Reserve Bank.  Notwithstanding the
provisions of Paragraphs 15(a) and 15(b) above, any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank.

                          15(f)   Increases in Availability.  From time to time
the Company and any Lender (an "Increasing Lender") may agree, with the prior written consent of the Administrative Agent, to permanently or temporarily increase such Lender's Maximum Commitment and Percentage Share, the dollar amount of any such increase to be, subject to the Maximum Aggregate Credit Limit limitation, in the minimum dollar amount of $10,000,000.00 and integral multiples of $5,000,000.00 in excess thereof. The Company and the Increasing Lender shall agree on the Adjustment Date for said increase and, if the increase is a temporary rather than permanent increase, the date on which said increase shall terminate (the "Temporary Increase Termination Date"). The Company shall deliver to the Administrative Agent and each of the Lenders a Commitment Schedule to be effective as of such Adjustment Date, and the Lenders shall purchase and sell among themselves Loans in amounts necessary to effect the new Percentage Shares as of such Adjustment Date. On the Temporary Increase Termination Date the aggregate amount of such Increasing Lender's Percentage Share of outstanding Tranche A Committed Loans and Tranche B Loans held by the Increasing Lender in excess of its Maximum Commitment after giving effect to the termination of the subject increase shall, if but only if at such Temporary Increase Termination Date there does not exist an Event of Default, be payable in full. If at the Temporary Increase Termination Date there exists an Event of Default, the temporary increase of the Increasing Lender shall continue in effect and, unless otherwise agreed by one hundred percent (100%) of the Lenders, shall be treated thereafter as a permanent increase in said Increasing Lender's Maximum Commitment.

                 16.      Miscellaneous Provisions.

                          16(a)   No Assignment.  Neither the Company nor the
Parent may assign its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of one hundred percent (100%) of the Administrative Agent and the Lenders. Any purported assignment in violation of this Paragraph 16(a) shall automatically be deemed null and void. Subject to the foregoing, all provisions contained in this Agreement and the other Loan Documents or any document or agreement referred to herein or relating hereto shall inure to the benefit of each Lender, its successors and assigns, and shall be binding upon the Company, the Parent and their respective successors and assigns.

                          16(b)   Amendment.  Neither this Agreement nor any
other Loan Document may be amended or terms or provisions hereof or thereof waived unless such amendment or waiver is in writing and signed by the Majority Lenders, the Administrative Agent, the Company and the Parent; provided, however, that without the prior written consent of one hundred percent (100%) of the Lenders, no amendment or waiver shall: (1) waive or amend any term or provision of Paragraphs 12(i), 12(j) or 12(k) above or the definitions of "Eligible Mortgage Loan," "Eligible Seasoned Mortgage Loan," "Eligible Servicing Receivable," "Collateral Value of the Warehouse Borrowing Base" or "Collateral Value of the Working Capital Borrowing Base," (2) reduce the principal of, or rate of interest on, the Loans, or the fees payable pursuant to Paragraph 6(j) above, or extend the payment dates for such principal, interest or fees, (3) release any Collateral or the Guaranty other than as expressly permitted under the Guaranty or the other Loan Documents, (4) modify the Tranche B Credit Limit or the Tranche C Credit Limit or the definition of "Aggregate Committed Credit Limit" or "Maximum Aggregate Credit Limit," (5) modify any Lender's Percentage Share (except as a result of the increase by a Lender of such Lender's Maximum Commitment as permitted hereunder), (6) modify the definition of "Majority Lenders," (7) extend the Maturity Date or (8) amend this Paragraph 16(b) or any provision of this Agreement which by its terms requires the consent or approval of one hundred percent (100%) of the Lenders.

                          16(c)   Cumulative Rights; No Waiver.  The rights,
powers and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and in addition to all rights, power and remedies provided under any and all agreements among the Company, the Parent and the Administrative Agent and the Lenders relating hereto and thereto, at law, in equity or otherwise. Any delay or failure by the Administrative Agent and the Lenders to exercise any right, power or remedy shall not constitute a waiver thereof by the Administrative Agent and the Lenders, and no single or partial exercise by the Administrative Agent and the Lenders of any right, power or remedy shall preclude any other or further exercise thereof or any exercise of any other rights, powers or remedies.

                          16(d)   Entire Agreement.  This Agreement and the
other Loan Documents and the documents and agreements referred to herein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

                          16(e)   Survival.  All representations, warranties,
covenants and agreements contained in this Agreement and the other Loan Documents on the part of the Company and the Parent shall survive the termination of this Agreement and shall be effective until the Obligations are paid and performed in full or longer as expressly provided herein.

                          16(f)   Notices.  All notices given by any party to
the others to be given under the Loan Documents shall be in writing (including facsimile transmission) unless otherwise provided for herein, delivered personally or by depositing the same in the United

States mail, registered, with postage prepaid, addressed to the party at the address set forth on Schedule I attached hereto. Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided herein. Such notices shall be effective on the date received or, if mailed, on the third Business Day following the date mailed.

                          16(g)   Governing Law.  This Agreement and the other
Loan Documents shall be governed by and construed in accordance with the laws of the State of California without giving effect to choice of law rules.

                          16(h)   Counterparts.  This Agreement and the other
Loan Documents may be executed in any number of counterparts, all of which together shall constitute one agreement.

                          16(i)   Sharing of Payments.  Subject to the
provisions of Paragraph 7(g) above, if any Lender shall receive and retain any payment, whether by setoff, application of deposit balance or security, or otherwise, in respect of the Obligations in excess of such Lender's Percentage Share or, as applicable, Post-Default Percentage Share, then such Lender shall purchase from the other Lenders for cash and at face value and without recourse, such participation in the Obligations held by them as shall be necessary to cause such excess payment to be shared ratably as aforesaid with each of them; provided, that if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Lender agrees to exercise any and all rights of setoff, counterclaim or bankers' lien first fully against the Obligations held by such Lender, and only then to any other Indebtedness of the Company to such Lender.

                          16(j)   Waiver of Jury Trial.  EACH OF THE PARTIES
HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS PARAGRAPH 16(j) AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                          16(k)   Limitation on Interest.  The Lenders, the
Company, the Parent and the other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time.

                 17. Definitions. For purposes of this Agreement, the terms set forth below shall have the following meanings:

                 "Act" shall have the meaning given such term in Paragraph 10(m) above.

                 "Additional Lender Agreement" shall mean an agreement in the form of that attached hereto as Exhibit J.

                 "Additional Required Documents" shall mean with respect to any Mortgage Loan those documents described on Exhibit K attached hereto.

                 "Adjusted Net Worth" shall mean on a consolidated basis for the Parent at any date an amount equal to: (a) Net Worth (as defined under GAAP), minus (b) goodwill, minus (c) residual assets and deposit accounts to the extent that residual assets and deposit accounts, in the aggregate, exceed seventy five percent (75%) of Net Worth, minus (d) capitalized Servicing Rights to the extent that such capitalized Servicing Rights exceeded the product of
(i) four times the weighted average servicing fee applicable to such Servicing Rights, times (ii) the aggregate unpaid principal balance of the Mortgage Loans subject to such Servicing Rights.

                 "Adjustment Date" shall mean that date as of which an Applicant Financial Institution becomes a "Lender" or an existing Lender takes a portion of another existing Lender's Maximum Commitment and Percentage Share, as provided more particularly in this Agreement.

                 "Administrative Agent" shall have the meaning given such term in the introductory paragraph hereof.

                 "Affiliate" shall mean, as to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. "Control" as used herein means the power to direct the management and policies of such Person.

                 "Aggregate Committed Credit Limit" shall mean at any date the sum of the Maximum Commitments of the Lenders as the same may be increased or decreased from time to time as permitted hereunder, with the "Aggregate Committed Credit Limit" on the Initial Funding Date being $250,000,000.00; provided, however, that in no event shall the Aggregate Committed Credit Limit be increased to an amount in excess of the then current Maximum Aggregate Credit Limit.

                 "Agreement" shall mean this Agreement, as the same may be amended, extended or replaced from time to time.

                 "Applicable Effective Fed Funds Rate" shall mean on any day the Effective Fed Funds Rate on such day plus the Applicable Fed Funds Spread.

                 "Applicable Eurodollar Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable to such Eurodollar Loan, the rate per annum (rounded upward, if necessary, to the next higher 1/32 of one percent) calculated as of the first day of such Interest Period in accordance with the following formula:

         Applicable Eurodollar Rate =        ER        +   AES
                                      ----------------
                                            1-ERP

         where

                          ER   =  Eurodollar Rate

                          ERP  =  Eurodollar Reserve Percentage

                          AES  =  Applicable Eurodollar Spread

                 "Applicable Eurodollar Spread" shall mean on any day that percentage determined based upon the Leverage Ratio as reported in the most recent financial statements delivered by the Parent prior to the date of determination of "Applicable Eurodollar Spread" in accordance with the following:

                 Leverage Ratio                         Tranche A Committed Loan and Tranche   Tranche B Loan
                 --------------                         ------------------------------------   --------------
                                                        C Loan Applicable Eurodollar Spread    Applicable Eurodollar
                                                        -----------------------------------    ---------------------
                                                                                               Spread
                                                                                               ------
                 Less than or equal to 1.75:1.00                     0.80%                          1.35%


                 Greater than 1.75:1.00 but less                     0.925%                         1.475%
                 than or equal to 3.50:1.00

                 Greater than 3.50:1.00                              1.125%                         1.725%

                 "Applicable Fed Funds Spread" shall mean on any day that percentage determined based upon the Leverage Ratio as reported in the most recent financial statements delivered by the Parent prior to the date of determination of "Applicable Fed Funds Spread" in accordance with the following schedule:

                 Leverage Ratio                         Tranche A Committed Loan               Tranche B Loan
                 --------------                         -------------------------              --------------
                                                        and Tranche C Loan                      Applicable Fed
                                                        ------------------                      --------------
                                                        Applicable Fed Funds Spread             Funds Spread
                                                        ----------------------------            ------------
                 Less than or equal to 1.75:1.00                     1.05%                          1.60%

                 Greater than 1.75:1.00 but less                     1.175%                         1.725%
                 than or equal to 3.50:1.00
                 Greater than 3.50:1.00                              1.375%                          1.925%

                 "Applicant Financial Institution" shall have the meaning given such term in Paragraph 15(a)(1) above.

                 "Approved Investor" shall mean any financial institution pre-approved in writing by one hundred percent (100%) of the Lenders to purchase Mortgage Loans included in the Warehouse Borrowing Base or Mortgage-Backed Securities supported by Mortgage Loans which have been included in the Warehouse Borrowing Base (with the schedule of Approved Investors as of the Effective Date attached hereto as Schedule II), and which approval has not been revoked by any Lender in its sole discretion, any such revocation notice to be given no later than ten (10) days prior to its intended effective date, after which date no additional commitments shall be made by the Company to ship Mortgage Loans from the Warehouse Borrowing Base to the financial institution whose approved status has been so revoked; provided, however, that following the Effective Date the Administrative Agent shall promptly notify each Lender in writing of any request by the Company to add a new institution as an Approved Investor hereunder, and such institution shall automatically be deemed to be an Approved Investor ten (10) Business Days following the date of such notice unless during such ten day period the Administrative Agent receives a written rejection of the Company's request from any Lender (it being understood and agreed that notwithstanding such automatic approval, any Lender may at any time in its sole discretion revoke any institution's status as an "Approved Investor" upon notice to be given no later than ten (10) days prior to its intended effective date, after which date no additional commitments shall be made by the Company to ship Mortgage Loans from the Warehouse Borrowing Base to the financial institution whose approved status has been so revoked).

                 "Assignment Agreement" shall mean an agreement in the form of that attached hereto as Exhibit L.

                 "Available Deposits" shall mean those free collected balances maintained in accounts in the name of the Company (or held by the Company in trust for third parties) with a Lender (after deducting float and balances required by such Lender under its normal practices to compensate such Lender for the maintenance of such accounts and taking into consideration reserve requirements applicable to such accounts) and which balances are not included in determining "Available Deposits" under any other credit arrangements between such Lender and the Company.

                 "Average Total Liabilities" shall mean for any calendar month the sum of (a) average consolidated funded Indebtedness of the Parent for such month, plus (b) all other consolidated liabilities of the Parent, determined in accordance with GAAP, as of the last day of such month; provided, however, that for purposes of this definition of "Average Total

Liabilities," the terms "Indebtedness" and "liabilities" shall in no event include any Subordinated Debt so long as there does not exist a default with respect to such Subordinated Debt.

                 "Basic Information" shall mean with respect to any Bulk Acquisition Mortgage Loan the Company's loan number therefor, a flag identifying such Mortgage Loan as a Bulk Acquisition Mortgage Loan, the acquisition price therefor, the original principal balance, the current unpaid principal balance, the date of the underlying promissory note, and the current paid-to-date.

                 "Bid Loan" shall have the meaning given such term in Paragraph 5(a) above.

                 "Bid Loan Confirmation" shall mean a confirmation in the form of that attached hereto as Exhibit M.

                 "Bid Loan Credit Limit" shall mean the sum of: (a) twenty percent (20%) of the Aggregate Committed Credit Limit at such date, plus (b)
(1) the Maximum Aggregate Credit Limit at such date minus (2) the Aggregate Committed Credit Limit at such date.

                 "Bid Loan Interest Period" shall mean with respect to any Bid Loan, the period commencing on the date advanced and ending no earlier than seven days and no later than ninety (90) days thereafter, as designated in the related Bid Loan Confirmation; provided, however, that any Bid Loan Interest Period which would end on a day which is not a Business Day shall be extended to the next succeeding Business Day and no Bid Loan Interest Period shall extend beyond the regularly scheduled Maturity Date.

                 "Bid Loans Note" shall have the meaning given such term in Paragraph 7(c) above.

                 "Bid Loan Offer" shall mean an offer in the form of that attached hereto as Exhibit N.

                 "Bid Loan Request" shall mean a request in the form of that attached hereto as Exhibit O.

                 "Bulk Acquisition Mortgage Loan" shall mean a Mortgage Loan acquired by the Company from a Non-Affiliate Seller in connection with a bulk acquisition of Mortgage Loans for a purchase price to be advanced on the same Business Day in excess of $10,000,000.00.

                 "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in Los Angeles, California, Dallas, Texas, or New York, New York are authorized or obligated to close their regular banking business.

                 "Buy-Down Agreement" shall mean a written agreement between the Company and a Lender setting forth the terms and conditions under which such Lender has agreed to credit against interest otherwise payable to such Lender on account of Loans outstanding hereunder certain amounts calculated based upon Available Deposits maintained by the Company with such Lender.

                 "Capitalized Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                 "Collateral" shall mean, collectively and severally, the personal property collateral described as such in the Security Agreement.

                 "Collateral Confirmation Agreement" shall mean an agreement in the form of that attached hereto as Exhibit P.

                 "Collateral Value of the Warehouse Borrowing Base" shall mean, at any date the aggregate amount calculated with respect to each Eligible Mortgage Loan included in the Warehouse Borrowing Base at such date as follows:

                          (a)     During the first one hundred eighty (180)
days such Eligible Mortgage Loan is included in the Warehouse Borrowing Base:
(1) if such Eligible Mortgage Loan was originated by the Company, the lesser of: (i) one hundred percent (100%) of the outstanding principal balance thereof, and (ii) ninety-eight percent (98%) of the Fair Market Value thereof, or (2) if such Eligible Mortgage Loan was acquired, rather than originated, by the Company, the least of: (i) one hundred percent (100%) of the outstanding principal balance thereof, (ii) if the acquisition price was less than the outstanding principal balance, ninety-eight percent (98%) of the acquisition price therefor, and (iii) ninety-eight percent (98%) of the Fair Market Value thereof;

                          (b)     On each day following the 180th day such
Eligible Mortgage Loan is included in the Warehouse Borrowing Base, seventy-five percent (75%) of the lesser of: (1) the outstanding principal balance thereof, and (2) the Fair Market Value thereof.

                 "Collateral Value of the Working Capital Borrowing Base" shall mean eighty percent (80%) of the aggregate dollar amount of Eligible Servicing Receivables included in the Working Capital Borrowing Base at such date.

                 "Commitment Schedule" shall mean a schedule setting forth the current Aggregate Committed Credit Limit, Tranche B Credit Limit, Tranche C Credit Limit and, for each Lender, such Lender's Maximum Commitment and Percentage Share, as such schedule may be modified from time to time consistent with the Loan Documents, with the initial Commitment Schedule being attached hereto as Schedule III.

                 "Commonly Controlled Entity" of a Person shall mean a Person, whether or not incorporated, which is under common control with such Person within the meaning of Section 414(c) of the Internal Revenue Code.

                 "Contractual Obligation" as to any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                 "Custodian" shall mean such Person which may be designated as such in accordance with the terms of the Security Agreement, with the initial Custodian being Bankers Trust Company of California, N.A.

                 "Determination of Availability" shall mean a determination made by the Administrative Agent upon receipt by the Administrative Agent of a request for a Loan or Loans hereunder that upon the funding of such Loan or Loans the Company will be in compliance with the requirements of Paragraphs 7(d)(1) and 7(d)(2) above.

                 "Effective Date" shall mean the date on which each of the conditions set forth in Paragraph 9(a) above are satisfied and the first Loan is funded.

                 "Effective Fed Funds Rate" shall mean for any day, the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                 "Effective Fed Funds Rate Loans" shall mean all Tranche C Loans and such Tranche A Committed Loans and Tranche B Loans as are being maintained at a rate of interest based on the Effective Fed Funds Rate.

                 "Eligible Mortgage Loan" shall mean a Mortgage Loan with respect to which each of the following statements shall be accurate and complete (and the Company by including said Mortgage Loan in any computation of the Collateral Value of the Warehouse Borrowing Base shall be deemed to so represent and warrant to the Administrative Agent and the Lenders at and as of the date of such computation):

                          (a)     Said Mortgage Loan is a binding and valid
obligation of the Obligor thereon, in full force and effect and enforceable in accordance with its terms.

                          (b)     Said Mortgage Loan is genuine in all respects
as appearing on its face and as represented in the books and records of the Company, and all information set forth therein is true and correct.

                          (c)     Said Mortgage Loan is free of any default of
any party thereto (including the Company) (other than as permitted under subparagraph (d) below), counterclaims, offsets and defenses and from any rescission, cancellation or avoidance, and all right thereof, whether by operation of law or otherwise.

                          (d)     No payment under said Mortgage Loan is more
than fifty-nine (59) days past due the payment due date set forth in the underlying promissory note and deed of trust (or mortgage); provided, however, that in the event any payment under said Mortgage Loan is more than thirty (30) days past due the payment due date set forth in the underlying promissory note, the Collateral Value of said Mortgage Loan when added to the Collateral Value of all other Mortgage Loans included in the Warehouse Borrowing Base which are similarly delinquent does not exceed twenty percent (20%) of the Aggregate Committed Credit Limit.

                          (e)     Said Mortgage Loan contains the entire
agreement of the parties thereto with respect to the subject matter thereof, has not been modified or amended in any respect and is free of concessions or understandings with the Obligor thereon of any kind not expressed in writing therein.

                          (f)     Said Mortgage Loan is in all respects as
required by and in accordance with all applicable laws and regulations governing the same, including, without limitation, the federal Consumer Credit Protection Act and the regulations promulgated thereunder and all applicable usury laws and restrictions, and all notices, disclosures and other statements or information required by law or regulation to be given, and any other act required by law or regulation to be performed, in connection with said Mortgage Loan have been given and performed as required.

                          (g)     All advance payments and other deposits on
said Mortgage Loan have been paid in cash, and no part of said sums has been loaned, directly or indirectly, by the Company to the Obligor thereon and, other than as disclosed to the Administrative Agent in writing, there have been no prepayments on said Mortgage Loan.

                          (h)     At all times said Mortgage Loan will be free
and clear of all Liens, except in favor of the Administrative Agent and the Lenders.

                          (i)     The Property covered by said Mortgage Loan is
insured against loss or damage by fire and all other hazards normally included within standard extended coverage in accordance with the provisions of said Mortgage Loan with the Company named as a loss payee thereon.

                          (j)     The Property covered by said Mortgage Loan is
free and clear of all Liens except in favor of the Company subject only to (1) the Lien of current real property taxes and assessments not yet due and payable; (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record, as of the date of recording, as are acceptable to mortgage lending institutions generally and specifically referred to in a lender's title insurance policy delivered to the originator of said Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of said Mortgage Loan or (ii) which do not materially adversely affect the appraised value of such Property as set forth in such appraisal; (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by said Mortgage Loan or the use, enjoyment, value or marketability of the related Property; and (4) a prior first or second priority Lien to the extent permitted pursuant to subparagraph (s) below.

                          (k)     If said Mortgage Loan has been withdrawn from
the possession of the Custodian on terms and subject to conditions set forth in the Security Agreement:

                                  (1) If said Mortgage Loan was withdrawn by
        the Company for purposes of correcting clerical or other non-substantive documentation problems, the promissory note and other documents relating to said Mortgage Loan were returned to the Custodian within ten (10) Business Days from the date of withdrawal and the Collateral Value of said Mortgage Loan when added to the Collateral Value of all other Mortgage Loans included in the Warehouse Borrowing Base which have been similarly withdrawn does not exceed $5,000,000.00; and

                                  (2) If said Mortgage Loan was shipped by the
        Custodian pursuant to Paragraph 7(b)(1), 7(b)(2) or 7(b)(3) of the Security Agreement, the full amount required to be paid on account thereof (as set forth on the schedule attached to the related transmittal letter) has been received into the Settlement Account (or said Mortgage Loan has been returned to the Custodian) within the required number of days (as set forth in the related transmittal letter) from the date of shipment by the Custodian.

                          (l)     The date of the underlying promissory note is
no earlier than ninety (90) days prior to the date said Mortgage Loan is first included in the Warehouse Borrowing Base, unless said Mortgage Loan is an Eligible Seasoned Mortgage Loan; provided, however, that if said Mortgage Loan is an Eligible Seasoned Mortgage Loan, the Collateral Value of said Mortgage Loan when added to the Collateral Value of all other Eligible Seasoned Mortgage Loans included in the Warehouse Borrowing Base does not exceed fifty percent (50%) of the Aggregate Committed Credit Limit.

                          (m)     The improvements on the related Property
consist of a completed one-to-four family residence (and as to which there are no commercial operations, other than in the nature of an in-home office, conducted on such Property) or a unit in a condominium or planned unit development.

                          (n)     The Required Documents for said Mortgage Loan
have been delivered to the Custodian prior to the inclusion of said Mortgage Loan in the Warehouse Borrowing Base (or, if such items have not been delivered to the Custodian, the Custodian has received a Collateral Confirmation Agreement, including a complete Mortgage Loan Schedule, relating to said Mortgage Loan on or prior to the date said Mortgage Loan is first included in the Warehouse Borrowing Base and the Required Documents are received by the Custodian within seven (7) Business Days after said Mortgage Loan is first included in the Warehouse Borrowing Base and the Collateral Value of said Mortgage Loan when added to the Collateral Value of all other Mortgage Loans for which the Custodian has not received the Required Documents does not exceed forty percent (40%) of the Aggregate Committed Credit Limit; provided, however, that if said Mortgage Loan is a Bulk Acquisition Mortgage Loan, the Mortgage Loan Schedule accompanying the Collateral Confirmation Agreement initially delivered to the Custodian with respect thereto need only include the Basic Information for such Mortgage Loan until the third Business Day following the date such Mortgage Loan is first included in the Warehouse Borrowing Base at which date the balance of the information required to be included on the Mortgage Loan Schedule shall have been supplied to the Custodian.

                          (o)     If so requested by the Administrative Agent,
the Additional Required Documents for said Mortgage Loan have been delivered to the Custodian.

                          (p)     Said Mortgage Loan is not subject to any
servicing arrangement with any Person other than the Company or a subservicer servicing said Mortgage Loan on behalf of the Company, nor are any servicing rights relating to said Mortgage Loan subject to any Lien or negative pledge in favor of any Person.

                          (q)     Said Mortgage Loan does not have a
Loan-to-Value Ratio greater than ninety percent (90%).

                          (r)     Said Mortgage Loan has not been included in
the Warehouse Borrowing Base for more than three hundred sixty (360) days; provided, however, that if said Mortgage Loan has been included in the Warehouse Borrowing Base for more than one hundred eighty (180) days, the Collateral Value of said Mortgage Loan when added to the Collateral Value of all other Mortgage Loans included in the Warehouse Borrowing Base for more than one hundred eighty (180) days does not exceed twenty percent (20%) of the Aggregate Committed Credit Limit; and, provided further, that if said Mortgage Loan is an Eligible Seasoned Mortgage Loan, said Mortgage Loan has not been included in the Warehouse Borrowing Base for more than two hundred ten (210) days and, if said Mortgage Loan has been included in the Warehouse Borrowing Base for more than one hundred twenty (120) days, the Collateral Value of said Mortgage Loan when added to the Collateral Value of all other Eligible Seasoned Mortgage Loans included in the Warehouse Borrowing Base for more than one hundred twenty (120) days does not exceed fifteen percent (15%) of the Aggregate Committed Credit Limit.

                          (s)     The promissory note evidencing said Mortgage
Loan is secured by a first, second or third priority Lien on the related Property; provided, however, that if such promissory note is secured by a third priority Lien on the related Property, the Collateral Value of said Mortgage Loan when added to the Collateral Value of all other Mortgage Loans included in the Warehouse Borrowing Base which are secured by third priority Liens does not exceed five percent (5%) of the Aggregate Committed Credit Limit.

                          (t)     The proceeds of said Mortgage Loan have been
fully disbursed and the Obligor thereon has no additional right to further borrowings thereunder.

                          (u)     Said Mortgage Loan is covered by a lender's
title insurance policy (issued in standard form by a title insurance company authorized to transact business in the state where the related Property is located) in an amount at least equal to the original principal balance of the promissory note evidencing said Mortgage Loan insuring the mortgagee's interest under said Mortgage Loan as the holder of a first, second or third Lien of record on the related Property, as appropriate (subject only to such exceptions as are generally acceptable to home equity mortgage lending institutions, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by said Mortgage Loan).

                          (v)     The Property relating to said Mortgage Loan
is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of such Property as security for said Mortgage Loan or the use for which the premises were intended, such Property is in good repair and no condemnation proceeding has been commenced against such Property.

                          (w)     The Obligor on said Mortgage Loan has not
notified the Company, and the Company has no knowledge, of any relief requested or allowed to such Obligor under the Soldiers' and Sailors' Civil Relief Act of 1940.

In determining the eligibility of any Mortgage Loan any of the requirements for eligibility (other than the requirements contained in subparagraphs (h), (i) and (m) above) may be waived by the Administrative Agent; provided, however, that any Mortgage Loan which is accepted by the Administrative Agent pursuant to such a waiver (an "Eligible Waiver Mortgage Loan") shall cease to be an Eligible Mortgage Loan upon notice of the retraction of such waiver given to the Company by the Administrative Agent unless at the time of giving such notice the deficiency which originally required such waiver has been cured; and, provided further, that the Collateral Value of such Mortgage Loan when added to the Collateral Value of all other Mortgage Loans included in the Warehouse Borrowing Base as Eligible Mortgage Loans pursuant to a waiver hereunder shall not exceed $5,000,000.00 at any date.

                 "Eligible Seasoned Mortgage Loan" shall mean an Eligible Mortgage Loan purchased or originated by the Company as to which the date of the underlying promissory note is more than ninety but not more than three hundred sixty (360) days prior to the date such Eligible Mortgage Loan was first included in the calculation of the Collateral Value of the Warehouse Borrowing Base.

                 "Eligible Servicing Receivable" shall mean a Servicing Receivable with respect to which each of the following statements shall be accurate and complete (and the Company by including such Servicing Receivable in any computation of the Collateral Value of the Working Capital Borrowing Base shall be deemed to so represent and warrant to the Administrative Agent and the Lenders):

                          (a) The servicing contract under which such Servicing Receivable arose is in full force and effect and is free of any default of the Company and there does not exist any fact or circumstance that would entitle the investor thereunder to terminate said servicing contract.

                          (b) No Person has a Lien or other interest or claim on any right, title or interest of the Company under the servicing contract under which such Servicing Receivable arose or on any right of the Company to payment thereunder.

                          (c) Such Servicing Receivable arose in connection with a servicing advance made by or a servicing fee owed to the Company, whether on account of principal or interest, property taxes or property insurance or otherwise, consistent with all terms and conditions of the related servicing contract and is free of any counterclaim, right of appeal or defense to payment.

                          (d)     The assignment by the Company of its right to
payment of such Servicing Receivable does not violate any Requirement of Law or Contractual Obligation or require the giving of notice to or obtaining the consent of any Person, including, without limitation, the investor party to the related servicing contract.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be supplemented or amended.

                 "Eurodollar Business Day" shall mean a Business Day upon which commercial banks in London, England are open for domestic and international business.

                 "Eurodollar Loans" shall mean Tranche A Committed Loans and Tranche B Loans at such time as they are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

                 "Eurodollar Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable to such Eurodollar Loan, the arithmetic average as determined by the Administrative Agent of the rates at which deposits in immediately available U.S. dollars in an amount equal to the amount of such Eurodollar Loan having a maturity approximately equal to such Interest Period are offered to four (4) reference banks to be selected by the Administrative Agent in the London interbank market, at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period.

                 "Eurodollar Reserve Percentage" shall mean with respect to an Interest Period for a Eurodollar Loan, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments) which is imposed under Regulation D on eurocurrency liabilities.

                 "Event of Default" shall have the meaning given such term in Paragraph 13 above.

                 "Existing Credit Agreement" shall have the meaning given such term in Recital A above.

                 "Facility Fee Percentage" shall mean that percentage determined based upon the Leverage Ratio as reported in the most recent financial statements delivered by the Parent prior to the date of calculation of the monthly facility fee payable pursuant to Paragraph 6(j)(1) above in accordance with the following schedule:

                                    Leverage Ratio                                Facility Fee Percentage
                                    --------------                                -----------------------
                                Less than or equal to 1.75:1.00                            0.20%
                                Greater than 1.75:1.00 but less than or                    0.25%
                                equal to 3.50:1.00
                                Greater than 3.50:1.00                                     0.30%

                 "Fair Market Value" shall mean at any date with respect to any Eligible Mortgage Loan, the fair market value of such Eligible Mortgage Loan as of such date as determined by the Administrative Agent in its reasonable business judgment in conformity with standard industry practice for valuing similar Mortgage Loans.

                 "Funding Account" shall mean Account No. 049918969 maintained in the Company's name alone with Sanwa Bank California.

                 "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                 "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Guaranty" shall have the meaning given such term in Paragraph 8(b) above.

                 "Increasing Lender" shall have the meaning given such term in Paragraph 15(f) above.

                 "Indebtedness" of any Person shall mean all items of indebtedness which, in accordance with GAAP and practices, would be included in determining liabilities as shown on the liability side of a statement of condition of such Person as of the date as of which indebtedness is to be determined, including, without limitation, all obligations for money borrowed and Capitalized Lease Obligations, and shall also include all indebtedness and liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise.

                 "Initial Funding Date" shall mean the date on which the initial Loan or Loans requested by the Company hereunder are funded by the Lenders pursuant to the terms hereof.

                 "Intercreditor And Joint Shipment Agreement" shall mean an agreement in the form of that attached hereto as Exhibit Q to be executed and delivered by the Administrative Agent, the Custodian and any other lender providing the Company with a credit facility secured by Mortgage Loans owned by the Company.

                 "Interest Period" shall mean, with respect to any Eurodollar Loan, the period commencing on the date advanced and ending one, two or three months thereafter, as designated in the related Loan And/Or Interest Rate Election Request; provided, however, that (a) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless by such extension it would fall in another calendar month, in which case such Interest Period shall end on the immediately preceding Eurodollar Business Day; (b) any Interest Period applicable to a Eurodollar Loan which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall, subject to the provisions of clause (a) above, end on the last day of such calendar month; and (c) no such Interest Period shall extend beyond the regularly scheduled Maturity Date.

                 "Interim Date" shall mean September 30, 1996.

                 "L/C Available Amount" shall mean at any date the dollar amount available for drawing under the Letter of Credit at such date.

                 "L/C Documents" shall have the meaning given such term in Paragraph 2(a) above.

                 "L/C Drawing" shall have the meaning given such term in Paragraph 2(c) above.

                 "L/C Fee Percentage" shall mean that percentage determined based upon the Leverage Ratio as reported in the most recent financial statements delivered by the Parent prior to the date of calculation of the monthly letter of credit facility fee payable pursuant to Paragraph 6(j)(4) above in accordance with the following schedule:

                                    Leverage Ratio                                  L/C Fee Percentage
                                    --------------                                  ------------------
                                Less than or equal to 1.75:1.00                            0.80%
                                Greater than 1.75:1.00 but less than or                   0.925%
                                equal to 3.50:1.00
                                Greater than 3.50:1.00                                    1.125%

                 "Letter of Credit" shall have the meaning given such term in Paragraph 2(a) above.

                 "Letter of Credit Application" shall mean the standard form written application for the issuance, amendment or extension of a letter of credit utilized by NationsBank in connection with the issuance or extension of letters of credit in the nature of the Letter of Credit.

                 "Lenders" shall have the meaning given such term in the introductory paragraph of this Agreement.

                 "Leverage Ratio" shall mean at any date the ratio at the last day of the immediately preceding calendar month of Average Total Liabilities to Adjusted Net Worth.

                 "Lien" shall mean any security interest, mortgage, pledge, lien, claim on property, charge or encumbrance (including any conditional sale or other title retention agreement), any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

                 "Loan Documents" shall mean this Agreement, the Security Agreement, the Notes, the Guaranty, the Letter of Credit, the Letter of Credit Application, the L/C Documents and each other document, instrument or agreement executed by the Company in connection herewith or therewith, as any of the same may be amended, extended or replaced from time to time.

                 "Loan And/Or Interest Rate Election Request" shall mean a written request in the form of Exhibit R attached hereto.

                 "Loans" shall mean, collectively and severally, Tranche A Committed Loans, Tranche B Loans, Tranche C Loans and Bid Loans.

                 "Loan-to-Value Ratio" shall mean, with respect to any Mortgage Loan, the ratio of the principal amount of such Mortgage Loan outstanding at the origination thereof (plus, in the case of a Mortgage Loan secured by a second or third priority deed of trust (or mortgage), the principal amount outstanding under the first and second (if applicable) Mortgage Loan affecting the related Property) divided by the lesser of (a) the most recent selling price of the related Property, and (b) the appraised value of the related Property.

                 "Majority Lenders" shall mean: (a) prior to the occurrence and continuance of an Event of Default, the Lenders holding not less than sixty-six and two-thirds percent (66.667%) of the Percentage Shares, and (b) following the occurrence and during the continuance of an Event of Default, the Lenders holding not less than sixty-six and two-thirds percent (66.667%) of the Post-Default Percentage Shares.

                 "Maturity Date" shall mean the earlier of: (a) January 13, 1998, as such date may be extended from time to time in writing by one hundred percent (100%) of the Lenders, in their sole discretion, and (b) the date the Lenders terminate their obligation to make further Loans hereunder pursuant to Paragraph 13 above.

                 "Maximum Aggregate Credit Limit" shall mean $350,000,000.00 as such amount may be increased or decreased from time to time by written agreement of the Administrative Agent, the Company and one hundred percent (100%) of the Lenders.

                 "Maximum Commitment" shall mean, with respect to any Lender on any date, the dollar amount specified as such Lender's "Maximum Commitment" on the current Commitment Schedule as such amount may be increased by written agreement of the Company and any Lender (subject to the limitation on the Maximum Aggregate Credit Limit), or decreased by written agreement of the Administrative Agent, the Company, and one hundred percent (100%) of the Lenders, with each Lender's initial Maximum Commitment set forth on Schedule III hereto.

                 "Mortgage-Backed Security" shall mean any security (including, without limitation, a participation certificate) that represents an interest in a pool of mortgages, deeds of trusts or other instruments creating a Lien on Property which is improved by a completed single family dwelling (one-to-four family units) or a unit in a condominium or planned unit development.

                 "Mortgage Loan" shall mean a residential real estate secured loan (including 1-4 family unit, condominium and planned unit development), including, without limitation: (a) a promissory note and related deed of trust (or mortgage) and/or security agreement; (b) all guaranties and insurance policies, including, without limitation, all mortgage and title insurance policies and all fire and extended coverage insurance policies and rights of the Company to return premiums or payments with respect thereto; and (c) all right, title and interest of the Company in the Property covered by said deed of trust (or mortgage).

                 "Mortgage Loan Schedule" shall have the meaning given such term in Paragraph 5 of the Security Agreement.

                 "Multiemployer Plan" as to any Person shall mean a Plan of such Person which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                 "Non-Affiliate Seller" shall have the meaning given such term in Paragraph 7(b)(4) above.

                 "Notes" shall mean, collectively and severally, the Tranche A Committed Loans Notes, the Tranche B Notes, the Tranche C Note and the Bid Loans Notes.

                 "Obligations" shall mean any and all debts, obligations and liabilities of the Company to the Administrative Agent and the Lenders (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Loan Documents.

                 "Obligor" shall mean the Person or Persons obligated to pay the Indebtedness which is the subject of a Mortgage Loan.

                 "Parent" shall have the meaning given such term in the introductory paragraph of this Agreement.

                 "Percentage Share" shall mean at any date for any Lender that percentage which such Lender's Maximum Commitment bears to the Aggregate Committed Credit Limit, as set forth on the most recent Commitment Schedule, with the initial Percentage Shares of the Lenders being set forth on Schedule III attached hereto.

                 "Permitted Guaranties" shall mean those guaranties executed by the Company and the Parent covering Indebtedness of Affiliates which Indebtedness is included in the calculation of Average Total Liabilities for purposes of computing the Leverage Ratio pursuant to Paragraph 12(i) above.

                 "Permitted Secured Debt" shall mean that Indebtedness described as "Permitted Secured Debt" on Exhibit S attached hereto.

                 "Person" shall mean any corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization or Governmental Authority.

                 "Plan" shall mean, as to any Person, any pension plan that is covered by Title IV of ERISA and in respect of which such Person or a Commonly Controlled Entity of such Person is an "employer" as defined in Section 3(5) of ERISA.

                 "Post-Default Percentage Share" shall mean for any Lender that percentage which (a) the principal dollar amount of Loans outstanding held by such Lender plus such Lender's Percentage Share of unrepaid L/C Drawings plus such Lender's Percentage Share of the contingent liability with respect to the L/C Available Amount, bears to (b) the aggregate principal dollar amount of all Loans outstanding and unrepaid L/C Drawings plus the L/C Available Amount.

                 "Potential Default" shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

                 "Proceeds" shall mean whatever is receivable or received when Collateral or proceeds are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

                 "Property" shall mean the real property, including the improvements thereon, and the personal property (tangible and intangible) which are encumbered pursuant to a Mortgage Loan.

                 "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

                 "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Section 221), as the same may from time to time be amended, supplemented or superseded.

                 "Reportable Event" shall mean a reportable event as defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of ERISA.

                 "Required Documents" shall mean those documents described on Exhibit T attached hereto.

                 "Requirements of Law" shall mean, as to any Person, the Articles or Certificate of Incorporation and ByLaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                 "Responsible Financial Officer" shall mean as to any Person the chief financial officer, senior vice president-finance, vice president-finance or assistant vice president-finance of such Person, with any Person executing and delivering any certificate hereunder on behalf of the Company or the Parent which is required to be executed and delivered by a "Responsible Financial Officer" being acknowledged by the Company and the Parent as being a Person actively involved with and knowledgeable with respect to all financial matters affecting the Company and the Parent, as applicable.

                 "Security Agreement" shall have the meaning given such term in Paragraph 8(a) above.

                 "Servicing Receivable" shall mean the right of the Company to reimbursement for an advance made by or a fee owed to the Company in the ordinary course of the Company's business in its capacity as servicer of Mortgage Loans owned by a Person that is not an Affiliate of the Company under
(a) a servicing agreement covering a pool of Mortgage Loans originated or purchased by the Company and securing or otherwise supporting a Mortgage-Backed Security, or (b) a servicing agreement with a private investor provided that the Administrative Agent has reviewed and approved the form of such servicing agreement prior to inclusion of the related Servicing Receivable in the Working Capital Borrowing Base.

                 "Servicing Rights" shall mean all now existing and hereafter arising rights of the Company or any Subsidiary of the Parent to service, collect and administer Mortgage Loans owned by a Person that is not an Affiliate of the Company under servicing agreements between such Person and the Company or such Subsidiary.

                 "Settlement Account" shall mean Account No. 19070 maintained in the Company's name alone with the Custodian at its office listed on the signature pages of the Security Agreement.

                 "Single Employer Plan" shall mean as to any Person any Plan of such Person which is not a Multiemployer Plan.

                 "Statement Date" shall mean June 30, 1996.

                 "Subordinated Debt" shall mean Indebtedness expressly subordinated to the Obligations in the manner and to the extent required by the Lenders pursuant to written subordination agreements satisfactory in form and substance to the Lenders.

                 "Subsidiary" shall mean, with respect to any Person, any corporation more than fifty percent (50%) of the stock of which having by the terms thereof ordinary voting power to elect the board of directors, managers or trustees of such corporation shall, at the time as of which any determination is being made, be owned by such Person, either directly or through Subsidiaries of such Person (irrespective of whether or not at such time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency); provided, however, that in no event shall the term "Subsidiary" as it relates to the Company include any special purpose entity formed solely for the purpose of issuing Mortgage-Backed Securities supported by Mortgage Loans originated or acquired by the Company and transferred to such special purpose entity in support of such Mortgage-Backed Securities, and, provided further, that in no event shall the term "Subsidiary" include the UK Venture until the UK Venture is wholly-owned by the Company and/or the Parent.

                 "Supplemental Cash Collateral" shall mean cash delivered to and held by NationsBank for the pro rata, pari passu benefit of the Lenders as additional collateral security for the Obligations and in which NationsBank for the pro rata pari passu benefit of the Lenders has been granted and has a first priority, perfected security interest.

                 "Tranche A Bid Loan" shall mean a Bid Loan designated as such in the Bid Loan Request therefor.

                 "Tranche A Committed Loan" shall have the meaning given such term in Paragraph 1(a) above.

                 "Tranche A Loans" shall mean, collectively, all Tranche A Bid Loans and all Tranche A Committed Loans.

                 "Tranche A Committed Loans Note" shall have the meaning given such term in Paragraph 7(c) above.

                 "Tranche B Credit Limit" shall mean $35,000,000.00, as such amount may be increased or decreased by written agreement of the Administrative Agent, the Company and one hundred percent (100%) of the Lenders.

                 "Tranche B Loan" shall have the meaning given such term in Paragraph 3(a) above.

                 "Tranche B Note" shall have the meaning given such term in Paragraph 7(c) above.

                 "Tranche C Credit Limit" shall mean $25,000,000.00, as such amount may be increased or decreased by written agreement of the Administrative Agent, the Company and one hundred percent (100%) of the Lenders.

                 "Tranche C Loan" shall have the meaning given such term in Paragraph 4(a) above.

                 "Tranche C Note" shall have the meaning given such term in Paragraph 7(c) above.

                 "Transferee Lender" shall have the meaning given such term in Paragraph 15(b) above.

                 "UK Venture" shall mean the joint venture to be formed by the Company for the purpose of engaging in the residential secured lending business in the United Kingdom, as described more particularly in the letter dated December 23, 1996 sent by the Parent to the Administrative Agent, as the terms and conditions set forth therein may be modified with notice to and the consent of the Majority Lenders, which consent shall not be unreasonably withheld.

                 "Warehouse Borrowing Base" shall mean at any date all Eligible Mortgage Loans in which the Administrative Agent holds for the benefit of the Lenders a first priority perfected security interest at such date.

                 "Warehouse Borrowing Base Certificate" shall mean a certificate in form and detail acceptable to the Administrative Agent.

                 "Working Capital Borrowing Base" shall mean at any date all Eligible Servicing Receivables in which the Administrative Agent holds for the benefit of the Lenders a first priority perfected security interest at such date.

                 "Working Capital Borrowing Base Certificate" shall mean a certificate in form acceptable to the Administrative Agent setting forth in detail satisfactory to the Administrative gent the Collateral Value of the Working Capital Borrowing Base as of the date of such certificate.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



                               AAMES CAPITAL CORPORATION,
                               a California corporation



                               By /s/Gregory J. Witherspoon
                                 ----------------------------------------------
                               Name:     Gregory J. Witherspoon
                               Title:    Executive Vice President - Finance and
                                         Chief Financial Officer

                                    AAMES FINANCIAL CORPORATION,
                                    a Delaware corporation



                                    By /s/Gregory J. Witherspoon
                                       -------------------------
                                    Name:  Gregory J. Witherspoon
                                    Title: Executive Vice President -
                                           Finance and Chief Financial Officer

                                    NATIONSBANK OF TEXAS, N.A., a national
                                    banking association, as the Administrative
                                    Agent and a Lender



                                    By /s/Elizabeth Kurilecz
                                       -------------------------
                                    Name:  Elizabeth Kurilecz
                                    Title:    Senior Vice President


                                    BANKERS TRUST COMPANY, as a Lender



                                    By /s/John O'Rourke
                                       -------------------------
                                    Name:  John O'Rourke
                                    Title:    Managing Director


                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    as a Lender



                                    By /s/Ann H. Chudacoff
                                       -------------------------
                                    Name:  Ann H. Chudacoff
                                    Title:    Vice President

                                    GUARANTY FEDERAL BANK FSB,
                                    as a Lender



                                    By /s/Abbie Y. Tidmore
                                       -------------------------
                                    Name:  Abbie Y. Tidmore
                                    Title:    Vice President


                                    THE BANK OF NEW YORK, a New York banking corporation, as a Lender


                                    By /s/Cynthia E. Crites
                                       -------------------------
                                    Name:  Cynthia E. Crites
                                    Title:    Vice President


                                    COMERICA BANK-CALIFORNIA, as a Lender



                                    By /s/David Chirchill
                                       -------------------------
                                    Name:  David Chirchill
                                    Title: Corporate Banking Officer


                                    FIRST UNION NATIONAL BANK OF NORTH
                                    CAROLINA, a national banking association, as a Lender



                                    By /s/C.L. Simms
                                       -------------------------
                                    Name:  C. L. Simms
                                    Title:    Vice President

                                    SANWA BANK CALIFORNIA, as a Lender



                                    By /s/John Linder
                                      --------------------------------
                                    Name:  John Linder
                                    Title:    Vice President

                         LIST OF SCHEDULES AND EXHIBITS
                         ------------------------------

Schedule I                Schedule of Addresses for Notice Purposes

Schedule II               Initial Schedule of Approved Investors

Schedule III              Initial Commitment Schedule

Exhibit A-1               Form of Tranche A Committed Loans Note

Exhibit A-2               Form of Tranche B Note

Exhibit A-3               Form of Tranche C Note

Exhibit A-4               Form of Bid LoansNote

Exhibit B                 Form of Security Agreement

Exhibit C                 Form of Guaranty

Exhibit D                 Form of Legal Opinion of Counsel for the Company and
the Parent

Exhibit E                 Form of Officer's Certificate

Exhibit F                 Litigation Schedule

Exhibit G                 Schedule of Subsidiaries

Exhibit H                 Form of Covenant Compliance Certificate

Exhibit I                 Schedule of Additional Reports

Exhibit J                 Form of Additional Lender Agreement

Exhibit K                 Schedule of Additional Required Documents

Exhibit L                 Form of Assignment Agreement

Exhibit M                 Form of Bid Loan Confirmation

Exhibit N                 Form of Bid Loan Offer

Exhibit O                 Form of Bid Loan Request

Exhibit P                 Form of Collateral Confirmation Agreement

Exhibit Q                 Form of Intercreditor and Joint Shipment Agreement

Exhibit R                 Form of Loan And/Or Interest Rate Election Request

Exhibit S                 Schedule of Permitted Secured Debt

Exhibit T                 Schedule of Required Documents